Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:
		:	Chapter 11
SOLUTIA INC., et al.,		:	Case No. 03-17949 (PCB)
:
	Debtors.	:	(Jointly Administered)
x
PLAN SUPPLEMENT TO DEBTORS’ FIFTH AMENDED JOINT PLAN OF
REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE
     This Plan Supplement contains the forms of documents, as well as certain other disclosures, required to be filed pursuant to Article I(A)(143) of the Debtor’s Fifth Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code dated as of October 19, 2007 (as amended, the “Plan”).1 The Debtors reserve the right to alter, amend, update or modify the Plan Supplement.
     The Plan Supplement is also available on the Debtors’ website at www.solutia.com/reorganization and on the website of Financial Balloting Group, LLC at www.fbgdocuments.com/soi and/or may be obtained upon written request from Solutia Inc., c/o Financial Balloting Group, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017.2

Dated:	New York, New York	KIRKLAND & ELLIS LLP
	November 19, 2007	Citigroup Center
153 East 53rd Street
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Richard M. Cieri
Jonathan S. Henes

[1]	Capitalized terms not otherwise defined herein or in any of the Exhibits annexed hereto shall have the meanings ascribed to them in the Plan

[2]	This Plan Supplement (without the Exhibits annexed hereto) will be served on the Master Service List maintained in these chapter 11 cases.

TABLE OF EXHIBITS

Exhibit A	Exit Financing Facility Commitment Letter

Exhibit B	Form of Reorganized Solutia Certificate of Incorporation

Exhibit C	Form of Reorganized Solutia By-laws

Exhibit D	Form of Reorganized Subsidiaries’ Certificates of Incorporation

Exhibit E	Form of Reorganized Subsidiaries’ By-laws

Exhibit F	List of Executory Contracts and Unexpired Leases to be Assumed

Exhibit G	Summary of Incentive Plans

•	Exhibit G-1	Solutia Inc. Senior Executive Annual Incentive Plan

•	Exhibit G-2	Solutia Inc. 2007 Management Long Term Incentive Plan

•	Exhibit G-3	Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan

Exhibit H	Restructuring Transactions Agreement

Exhibit I	List of Directors and Officers of Reorganized Solutia

Exhibit J	List of Directors and Officers of Reorganized Subsidiaries

Exhibit K	Solutia 2008 Retiree Welfare Plan

Exhibit L	Stockholder’s Agreement by and between Monsanto Company and Solutia Inc.

Exhibit M	General Unsecured Claims Monitor

2

EXHIBIT A
CITIGROUP GLOBAL MARKETS INC.
388 GREENWICH STREET
NEW YORK, NEW YORK 10013

GOLDMAN SACHS CREDIT PARTNERS L.P.	DEUTSCHE BANK TRUST COMPANY AMERICAS
DEUTSCHE BANK SECURITIES INC.
85 BROAD STREET	60 WALL STREET
NEW YORK, NEW YORK 10004	NEW YORK, NEW YORK 10004
CONFIDENTIAL
October 25, 2007
Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
Attention: James M. Sullivan
Commitment Letter
     Ladies and Gentlemen:
          You have advised Citi (as defined below), Goldman Sachs Credit Partners L.P. (“GSCP”), Deutsche Bank Trust Company Americas (“DBTCA”) and Deutsche Bank Securities Inc. (“DBSI”) that Solutia Inc., a Delaware corporation (the “Borrower” or “you”), intends to emerge from chapter 11 protection by implementing and consummating its Fifth Amended Joint Plan of Reorganization dated October 15, 2007 (as amended, restated or supplemented from time to time prior to the date hereof, the “Plan”) by undertaking the Transactions (as defined in Exhibit A attached hereto) described in the transaction description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein have the meanings assigned to them in the Transaction Description, the Summary of Terms and Conditions attached hereto as Exhibit B (the “ABL Facility Term Sheet”), the Summary of Terms and Conditions attached hereto as Exhibit C (the “Term Loan Facility Term Sheet”), the Summary of Terms and Conditions attached hereto as Exhibit D (the “Senior Bridge Facility Term Sheet” and, together with the ABL Facility Term Sheet and the Term Loan Facility Term Sheet, collectively, the “Term Sheets”). The Transactions will include the following Facilities: (a) an aggregate amount of $1,600 million in senior secured credit facilities consisting of (i) a senior secured asset-based revolving credit facility described in the ABL Facility Term Sheet in an aggregate principal amount of $400 million (the “ABL Facility”), (b) a senior secured term loan facility described in the Term Loan Facility Term Sheet in an aggregate principal amount of $1,200 million (the “Term Loan Facility” and together with the ABL Facility, the “Senior Secured Facilities”), and (b) if and to the extent the Borrower is unable to issue the Senior Notes on the Closing Date, a senior unsecured bridge facility described in the Senior

Bridge Facility Term Sheet in an aggregate principal amount of $400 million (the “Senior Bridge Facility” and, together with the Senior Secured Facilities, the “Facilities”).
          For purposes of this Commitment Letter, (i) “Citi” shall mean Citigroup Global Markets Inc. (“CGMI”), Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein, (ii) “GSCP” shall mean Goldman Sachs Credit Partners L.P. and/or any of its affiliates as it shall determine to be appropriate to provide the services contemplated herein, (iii) “DBSI” shall mean Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas and/or any of their affiliates as DBSI shall determine to be appropriate to provide the services contemplated herein, (iv) Citi, GSCP and DBSI shall be individually referred to as a “Commitment Party” and collectively referred to as the “Commitment Parties” and (v) “we” or “us” shall mean Citi, GSCP and DBSI and/or any of their respective affiliates as Citi, GS or DBSI, as applicable, shall determine to be appropriate to provide the services contemplated herein.
          Subject to the terms and conditions set forth or referred to in this letter agreement and the attached Exhibits A, B, C, D and E (collectively, this “Commitment Letter”), (i) Citi is pleased to inform you of CGMI’s several and not joint commitment on behalf of Citi to provide forty percent (40%) of the principal amount of each of the Facilities, (ii) GSCP is pleased to inform you of its several and not joint commitment to provide forty (40%) of principal amount of each of the Facilities and (iii) DBTCA is pleased to inform you of its several and not joint commitment to provide twenty percent (20%) of each of the Facilities.
          You hereby appoint each of Citi, GSCP and DBSI to act, and each of Citi, GSCP and DBSI hereby agrees to act, as joint lead arrangers and joint bookrunners in respect of each of the Facilities (individually in such capacities, the “Lead Arranger ” and collectively, the “Lead Arrangers”), in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the applicable Term Sheet. No other arrangers, bookrunners, agents or co-agents will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Facilities outside the terms contained herein and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the “Fee Letter”) in order to obtain its commitment to participate in such Facilities, in each case without the consent of the Commitment Parties hereunder. It is agreed that Citi will have the “left” placement on all marketing materials in connection with the Facilities, with (i) DBSI to appear to the right of Citi on all marketing materials for the ABL Facility and the other joint bookrunners or joint arrangers appearing below Citi and DBSI in alphabetical order; and (ii) GSCP to appear to the right of Citi on all marketing materials for the Term Loan Facility and the Senior Bridge Facility and other joint bookrunners and joint arrangers appearing below Citi and GSCP in alphabetical order.
          Each of the Commitment Parties reserves the right, prior to and/or after the execution of definitive documentation for any of the Facilities (the “Facilities Documentation”), to syndicate all or a portion of its commitments hereunder to one or more financial institutions that will become parties to the Facilities Documentation pursuant to syndications to be managed by the Lead Arrangers in consultation with you (the financial institutions becoming parties to the Facilities Documentation, together with CGMI, GSCP and DBTCA being collectively referred to as the “Lenders”) [REDACTED].
          You understand that each of the Facilities will be separately syndicated, and you agree to use your commercially reasonable efforts to assist the Lead Arrangers in completing syndications reasonably satisfactory to the Lead Arrangers [REDACTED]. Such assistance shall include (i) your using commercially reasonable efforts to ensure that the syndication efforts benefit from your existing banking relationships, (ii) your using commercially reasonable efforts to cause direct contact between your senior management, on the one hand, and the proposed Lenders, on the other hand, at mutually agreed upon times, (iii) your assistance in the preparation of customary Confidential Information Memoranda for the Facilities

and other customary marketing materials to be used in connection with the syndication, (iv) the hosting, with the Lead Arrangers, of one or more conference calls with, and one or more meetings of, prospective Lenders at times and at locations to be mutually agreed upon, (v) your using commercially reasonable efforts to facilitate the completion of a customary collateral field exam with respect to the Current Asset Collateral (as defined in Exhibit B hereto) and third party appraisals of inventory collateral prior to the launch of syndication and (vi) your obtaining ratings from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) for the corporate family and each of the Facilities (other than the ABL Facility) and the Senior Notes, in each case prior to the launch of syndication of the Facilities. You understand that the Commitment Parties may decide to commence syndication efforts for the Facilities promptly after the date hereof. To ensure an orderly and effective syndication of the Facilities, you agree that until the earlier of (i) the date that is 120 days after the Closing Date or (ii) [REDACTED], there shall be no competing offering, placement or arrangement of any debt securities or syndicated bank financing of the Borrower or any of its subsidiaries (other than ordinary course indebtedness and the Senior Notes) without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of the Commitment Parties [REDACTED]. Without limiting your obligations to assist with syndication efforts as set forth in this Commitment Letter, the Commitment Parties agree that completion of such syndications is not a condition to their commitments hereunder or the initial funding under the Facilities [REDACTED].
          The Lead Arrangers will manage, in consultation with you, all aspects of the syndication, including, without limitation, selection of Lenders, determination of when the Lead Arrangers will approach potential Lenders and the time of acceptance of the Lenders’ commitments, the final allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree to use your commercially reasonable efforts to provide promptly to the Lead Arrangers all reasonably available customary information with respect to you and your subsidiaries and the Transactions, including, without limitation, all available historical financial information concerning the Borrower and financial or business projections relating to the Borrower and the Transactions (the “Projections”), as the Lead Arrangers may reasonably request in connection with the syndication of the Facilities.
          You agree, at the request of the Lead Arrangers, to assist in the preparation of a version of each Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that to your knowledge is (a) publicly available (or contained in the prospectus or other offering memorandum for the Senior Notes) or (b) either (i) not containing material non-public information (within the meaning of United States federal securities laws) with respect to you or your subsidiaries or any of your or their respective securities for purposes of United States Federal securities laws assuming such laws are applicable to you or your subsidiaries or (ii) if and to the extent any of the Facilities have European Borrowers and are syndicated outside the United States, not containing material non-public information (within the meaning of United States federal securities laws and applicable foreign securities laws) with respect to you or your subsidiaries or any of your or their respective securities for purposes of United States Federal securities laws and applicable foreign securities laws assuming such laws are applicable to you or your subsidiaries.
          You hereby represent and warrant that (a) all written information concerning or affecting you or any of your subsidiaries (other than the Projections, forward looking information and information of a general economic or general industry nature) (the “Information”) that has been or will be made available to any Commitment Party, any Lender or any potential Lender by you in connection with the Transactions is or will be when furnished and taken as a whole, complete and correct in all material respects and does not or will not when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto), and (b) the Projections that have been or will be made available to any Commitment Party, any Lender or any potential Lender by you have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time of preparation thereof; it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurances are given that any particular Projections will be realized, that actual results may differ and that such differences may be material. If, at any time prior to the date on which the Transactions are consummated with the proceeds of the initial funding under the Facilities (the “Closing Date”), you become aware that any of the representations and warranties in the preceding sentence becomes incorrect in any material respect, you agree to supplement the Information and the Projections from time to time until the Closing Date such that the representations and warranties in the preceding sentence remain true in all material respects. In arranging the Facilities, including the syndications of the Facilities, the Commitment Parties will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof, it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results in the Projections will be achieved.
          As consideration for the Commitment Parties’ commitments hereunder and the Lead Arrangers’ agreements to syndicate the Facilities, you agree to pay to the Commitment Parties the nonrefundable fees as set forth in the Term Sheets and in the Fee Letter.
          The several and not joint commitments of each of the Commitment Parties hereunder and the several and not joint agreements of each of the Commitment Parties to perform the services described herein are subject to [REDACTED]. Those matters that are not covered by or made clear under the provisions hereof and of the Term Sheets are subject to the approval and agreement of the Commitment Parties and you.
          The Borrower shall indemnify and hold harmless each Commitment Party, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all actual claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel), to which any Indemnified Party may become subject (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith) limited to not more than one counsel for the group in the absence of conflicts and appropriate local counsel, in each case arising out of or in connection with or by reason of this Commitment Letter or the Facilities Documentation or the financing transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Facilities [REDACTED]. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.
          No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is caused by the gross negligence, bad faith or willful misconduct of such Indemnified Party, as determined by a final judgment of a court of competent jurisdiction. In no event, however, shall any party hereto be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).
          The Borrower shall pay, or reimburse each Commitment Party within 20 days of written demand (together with supporting documentation consistent with past practice or otherwise in reasonable detail) for, all reasonable and documented out-of-pocket costs and expenses incurred by such Commitment Party (whether incurred before or after the date hereof) in connection with the Facilities and the preparation, negotiation, execution and delivery of this Commitment Letter, including, without limitation, the reasonable and documented out-of-pocket fees and expenses of one primary counsel (and appropriate local counsel in applicable foreign and local jurisdictions, but limited to one local counsel in each such jurisdiction), regardless of whether any of the transactions contemplated hereby are consummated (except that if the Closing Date does not occur, such reimbursement obligation shall apply only to reasonable and documented out-of-pocket collateral audit and appraisal expenses and reasonable and documented fees and out-of-pocket expenses of local and foreign counsel and the reasonable and documented fees and expenses of one primary counsel). The Borrower shall also pay all reasonable and documented out-of-pocket costs and expenses of each of the Commitment Parties (including, without limitation, the reasonable and documented fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.
          As you know, each Commitment Party is a full service securities firm engaged, either directly or through its affiliates in various activities, including securities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, such Commitment Party or its affiliates may actively trade the debt and equity securities (or related derivative securities) of the Borrower and other companies which may be the subject of the arrangements contemplated by this letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. Each Commitment Party or its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities or other debt obligations of the Borrower or other companies which may be the subject of the arrangements contemplated by this letter.
          Each Commitment Party and its affiliates may have economic interests that conflict with those of the Borrower. You agree that each Commitment Party and its affiliates will act under this letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Commitment Party or any of its affiliates and the Borrower, its stockholders or its affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between each Commitment Party and its affiliates, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each Commitment Party and its affiliates is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) none of the Commitment Parties or their respective affiliates have assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Commitment Party or any of its affiliates have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto. In addition, each Commitment Party may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Borrower and other companies that may be the subject of this arrangement, and such affiliates shall be entitled to the benefits afforded to each Commitment Party hereunder.

          You acknowledge that each of the Commitment Parties may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests regarding the transactions described herein or otherwise may conflict with the Borrower’s interests. Consistent with each such Commitment Party’s policy to hold in confidence the affairs of its clients, each Commitment Party severally and not jointly agrees that it will not furnish confidential information obtained from the Borrower or its affiliates to any of its other clients. Furthermore, each Commitment Party agrees that it will not use in connection with the transactions contemplated hereby, or furnish to the Borrower, confidential information obtained by such Commitment Party from any other person. The agreements of each Commitment Party hereunder and of any Lender that issues a commitment to provide financing under the Facilities are made solely for the benefit of the Borrower and may not be relied upon or enforced by any other person. This Commitment Letter and the Fee Letter are not intended to create a fiduciary relationship among the parties hereto or thereto.
          This Commitment Letter and the commitments hereunder shall not be assignable by you without the prior written consent of each Commitment Party, and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter (including the exhibits and annexes hereto) and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect to the Facilities and set forth the entire understanding of the parties hereto with respect thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Parties. Each Commitment Party may perform the duties and activities described hereunder through any of their affiliates (other than Excluded Parties (as defined below)) and the provisions of the second preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any such duties or activities. You acknowledge that information and documents relating to the Facilities may be transmitted through Intralinks or similar secure electronic transmission systems. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.
          Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.
          With respect to all matters relating to this Commitment Letter, the Term Sheets and the Fee Letter, each party hereto hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the State of New York, County of New York, and any appellate court from any thereof, (ii) agrees that all claims related hereto may be heard and determined in such courts, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, and (iv) agrees that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          The Commitment Parties hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Commitment Parties and the Lenders are required to obtain, verify and record information that identifies the Borrower and its subsidiaries, which information includes the name, address, tax identification number and other information regarding the Borrower and its subsidiaries that will allow such Commitment Party or such Lender to identify the Borrower and its subsidiaries in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Commitment Parties and the Lenders.
          The Borrower agrees that this Commitment Letter is for the Borrower’s confidential use only and that neither its existence nor the terms hereof will be disclosed by the Borrower to any person other than its officers, directors, employees, accountants, attorneys and other advisors, agents and representatives, and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby; provided, however, that the Borrower may make such other public disclosures of the terms and conditions hereof as Borrower is required by law or compulsory legal process, in the opinion of its counsel, to make; provided that, after this Commitment Letter has been accepted by you, you may disclose this Commitment Letter (but not the Fee Letter or its terms or substance, in each case, except as set forth in the Fee Letter) as may be required to obtain court approval in connection with any acts or obligations to be taken pursuant to this Commitment Letter or the transactions contemplated hereby (in which case you agree to inform us promptly thereof), it being understood that any pleadings or filings with respect to this Commitment Letter shall be reasonably acceptable to us and you and provided further that you may (i) disclose this Commitment Letter (but not the Fee Letter, except as set forth in the Fee Letter) to the official committee of unsecured creditors appointed in any of the Borrower’s and its affiliates’ bankruptcy cases (collectively, the “Creditors’ Committee”) and its advisors and to any other official committee appointed in any of the Borrower’s and its affiliates’ bankruptcy cases, so long as the disclosure to the Creditors Committee, any other official committee and their respective advisors is on a confidential “professionals only” basis, (ii) disclose this Commitment Letter (but not the Fee Letter except as set forth in the Fee Letter) to counsel to the Backstop Group (as defined in the Plan), Stroock, Stroock & Lavan, professionals for the Ad Hoc Notes Committee and the Ad Hoc Trade Committee, in each case on a confidential “professionals only” basis and (iii) disclose this Commitment Letter (but not the Fee Letter, except as set forth in the Fee Letter) to Monsanto Company and its counsel on a confidential basis, and provided finally that, after this Commitment Letter has been accepted by you, you may (i) disclose this Commitment Letter (but not the Fee Letter) in any proxy, public filing, prospectus, offering memorandum or offering circular in connection with the Transactions or the financing thereof (with such disclosure limited to the existence of this letter) and (ii) disclose this Commitment Letter (but not the Fee Letter) to any rating agency in connection with the Transactions on a confidential basis.
          Each Commitment Party severally and not jointly agrees to keep confidential, and not to publish, disclose or otherwise divulge, confidential information obtained from or on behalf of you in the course of the transactions contemplated hereby, except that each Commitment Party shall be permitted to disclose such confidential information (a) to its affiliates and to its and its affiliates’ respective directors, officers, agents, employees, attorneys, accountants and advisors, in each case on a confidential basis; (b) on a confidential basis to any other Commitment Party and any potential Lender that agrees to (or is instructed to pursuant to customary loan syndication procedures) keep such information confidential (and any such Commitment Party or potential Lender may disclose such confidential information to its officers, directors, employees, agents and representatives in connection with the syndication of the Facilities on a confidential basis); (c) as required by applicable law, regulation or compulsory legal process (provided the applicable Commitment Party shall provide you with prompt notice thereof to the extent permitted by law or such legal process); (d) to the extent requested by any bank regulatory authority; (e) to the extent such confidential information: (i) becomes publicly available other than as a result of a breach of this Commitment Letter, (ii) becomes available to the applicable Commitment Party on a non-confidential basis from a source other than you or on your behalf and not in violation of any confidentiality agreement or obligation owed to you or (iii) was available to a Commitment Party on a non-confidential basis prior to its disclosure to the applicable Commitment Party by you; (f) to the extent you shall have consented to such disclosure in writing; or (g) in protecting and enforcing such Commitment Party’s rights with respect to this Commitment Letter; provided that, no such disclosure shall be made to any company engaged principally in the business of manufacture or sale of high performance chemical based products that is a competitor of yours (an “Excluded Party”); provided further that, each Commitment Party severally and not jointly agrees to use the confidential information obtained from or on behalf of you in the course of the transactions contemplated hereby only in connection with matters related to the Facilities.
          The indemnification, expense reimbursement, jurisdiction and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any Commitment Party’s commitments hereunder.
          For all purposes in this Commitment Letter and the Term Sheets, the phrases, “mutually determined”, “mutually defined”, “to be defined”, “mutually agreed”, and “to be agreed” mean determined, defined or agreed among the Borrower and each of the Lead Arrangers.
          Promptly upon your acceptance of this Commitment Letter, you hereby agree to use your commercially reasonable efforts to obtain an order of the court exercising jurisdiction in the Borrower’s bankruptcy cases (the “Bankruptcy Court”) authorizing the Borrower’s acceptance of, and performance under, this Commitment Letter and the Fee Letter, which order shall specifically provide, among other things, that each of the Commitment Parties is to receive the fees referenced herein and in the Fee Letter, and reimbursement of all reasonable out-of-pocket costs and expenses incurred in connection with the Facilities shall be entitled to priority as administrative expense claims under Section 503(b)(1) of the United States Bankruptcy Code (the “Bankruptcy Code”) and shall be entitled to payment of such fees, costs and expenses upon written demand in accordance the terms of this Commitment Letter or the Facilities Documentation, as applicable, by a Commitment Party or the Lenders, in each case without any further court order, whether or not the commitments described herein are terminated or whether the Facilities close.
          Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and the Fee Letter and returning them to Mr. David Jaffe, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (facsimile: (212) 816-2613) at or before 5:00 p.m. (New York City time) on October 30, 2007, the time at which the commitment of each of the Commitment Parties set forth above (if not so accepted prior thereto) will terminate.
          The commitment of each Commitment Party set forth in this Commitment Letter will terminate on [REDACTED].
[Signature Pages Follow]

          We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours, CITIGROUP GLOBAL MARKETS INC.
By:
	Name:	David Jaffe
	Title:	Authorized Signatory

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:
Name:
	Title:	Authorized Signatory

DEUTSCHE BANK SECURITIES INC.
By:
	Name:	STEPHEN CUNNINGHAM
	Title:	MANAGING DIRECTOR

By:
	Name:	MARK F. FUNK
	Title:	MANAGING DIRECTOR

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
	Name:	Albert Fischetti
	Title:	Director

By:
	Name:	STEPHEN CAYER
	Title:	Director

Accepted and agreed to as of the date first written above:

SOLUTIA INC.

By:	Name: James M. Sullivan
Title: Sr. VP & CFO

EXHIBIT A
CONFIDENTIAL
October 25, 2007
$400 million Senior Secured Asset-Based Revolving Credit Facility
$1,200 million Senior Secured Term Loan Facility
$400 million Senior Bridge Facility
Transaction Description
          Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter (as defined below) and the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.
          The Borrower intends to undertake the Transactions described below in order to implement and consummate the Plan in conjunction with its emergence from chapter 11 protection.
          In connection with the foregoing, it is intended that:
(a)	The Borrower will obtain (i) $400 million in a senior secured asset-based revolving credit facility described in Exhibit B to the Commitment Letter (the “ABL Facility”) and (ii) $1,200 million in a senior secured term loan facility described in Exhibit C to the Commitment Letter (the “Term Loan Facility” and together with the ABL Facility, the “Senior Secured Facilities”).

(b)	The Borrower will either (i) issue and sell $400 million in aggregate principal amount of senior notes (the “Senior Notes”) in a Rule 144A or other private placement on the Closing Date or (ii) if and to the extent the Borrower is unable to issue the Senior Notes $400 million in aggregate principal amount on the Closing Date, borrow $400 million, less the amount of the Senior Notes issued on the Closing Date, in loans under a new senior unsecured bridge facility (the “Senior Bridge Facility” and, together with the Senior Secured Facilities, the “Facilities”).

(c)	The Borrower will make distributions on Allowed Claims (as defined in the Plan) and the other payments required pursuant to Plan, including repayment in full of certain indebtedness of the Borrower and its subsidiaries in existence before the Closing Date and to make certain contributions to the pension plans of the Borrower and its Subsidiaries (the “Refinancing”).

(e)	Costs, fees and expenses incurred in connection with the foregoing transactions and the Borrower’s emergence from chapter 11 protection (including debt prepayment premiums, if any) will be paid (the “Transaction Costs”).
          The transactions described above are collectively referred to herein as the “Transactions”.

EXHIBIT B
CONFIDENTIAL
October 25, 2007
$400 million Senior Secured Asset-Based Revolving Credit Facility
Summary of Terms and Conditions
          Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the Commitment Letter (as defined below) and the other Exhibits attached to the Commitment Letter to which this Exhibit B is attached (the “Commitment Letter”). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

U.S. Borrower:	Solutia Inc., a Delaware corporation (the “U.S. Borrower”).

European Borrowers:	It is understood that one or more wholly-owned direct or indirect subsidiaries of the U.S. Borrower located in Belgium (or another jurisdiction to be mutually agreed) and otherwise reasonably acceptable to the Administrative Agent may be borrowers under the ABL Facility (the “European Borrowers” and collectively with the U.S. Borrower, the “Borrowers”) pursuant to an arrangement and terms (including, but not limited to, guarantees and collateral) to be agreed upon. The ABL Facility will include a separate Borrowing Base for the U.S. Borrower and the European Borrowers. The ABL Facility Documentation will contain affiliate lender wording to permit the Lenders to use one or more affiliates to make loans to European Borrowers.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Joint Lead Arrangers and Joint Bookrunners:	Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. (in such capacity, individually a “Lead Arranger” and collectively, the “Lead Arrangers”).

Administrative and Collateral Agent:	An affiliate of Citigroup Global Markets Inc. (in such capacity, the “Administrative Agent”).

Syndication Agent:	An affiliate of Deutsche Bank Securities Inc.

Documentation Agent:	An affiliate of Goldman Sachs Credit Partners L.P.

Lenders:	A syndicate of financial institutions (the “Lenders”) arranged by the Lead Arrangers in consultation with the U.S. Borrower.

Senior Secured Asset-Based Revolving Credit Facility:
A non-amortizing asset-based revolving credit facility in an aggregate principal amount of $400 million (the “ABL Facility”), subject to availability as described under the heading “Availability” below.

All loans (the “ABL Loans”) outstanding under the ABL Facility shall become due and payable on the ABL Termination Date (as defined below).

Loans under the ABL Facility will be available to the U.S. Borrower in U.S. Dollars and available to the European Borrowers in Euros and other currencies to be mutually agreed, in each case with sublimits to be mutually agreed.

Swingline Loans:	Citi (in such capacity, the “Swingline Lender”) will make available to the U.S. Borrower, subject to availability as described under the heading “Availability” below, a swingline facility pursuant to which the U.S. Borrower may make short-term borrowings in U.S. dollars (in minimum amounts to be mutually agreed upon and integral multiples to be mutually agreed upon) of $25 million in the aggregate. Any such swingline borrowings (each, a “Swingline Loan”) will reduce availability on a dollar-for-dollar basis and will count as usage of the ABL Facility for the purpose of the unused commitment fee. Upon notice from the Swingline Lender, the Lenders will be unconditionally obligated to purchase participations in any Swingline Loan pro rata based upon their commitments under ABL Facility. Swingline Loans will be available on a same day basis.

Letters of Credit:	$150 million of the ABL Facility shall be available for the issuance of standby and trade letters of credit (the “Letters of Credit”) by one or more Lenders to be agreed upon (any Lender in such capacity, an “Issuing Lender”). Each Letter of Credit will be denominated in U.S. Dollars or Euros and other currencies to be mutually agreed, with sublimits to be mutually agreed. No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) the ABL Termination Date (as defined below), provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall not extend beyond the date referred to in clause (b) above unless cash collateralized as provided below) and provided, further, notwithstanding the foregoing, the Borrower shall be permitted to request Letters of Credit which have a termination date after the ABL Termination Date, provided that on or prior to the ABL Termination Date, the Borrower shall cash collateralize at [REDACTED]% of face amount or back-stop at [REDACTED]% of face amount with back-to-back letters of credit from an issuer reasonably acceptable to the Issuing Lenders in respect of such Letters of Credit.

Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of loans under the ABL Facility) on the date that is one business day after the date on which the Borrower receives notice of a drawing on a Letter of Credit. To the extent that the Borrower does not so reimburse the applicable Issuing Lender within such period, the Lenders under the ABL Facility shall be irrevocably and unconditionally obligated to reimburse the applicable Issuing Lender on a pro rata basis.

Purpose:	The proceeds of loans under the ABL Facility will be used (a) to consummate the Transactions, including the payment of Transaction Costs, on the Closing Date, (b) to provide working capital from time to time for the Borrower and its subsidiaries and (c) for other general corporate purposes. [REDACTED].

Availability:	Availability under the ABL Facility will be equal to the lesser of (a) the then available unutilized commitments under the ABL Facility and (b) the Borrowing Base (as defined below).

“Borrowing Base” shall mean (a) 85% of Eligible Receivables of the Borrower and the Guarantors, plus (b) the lesser of (i) 85% of the NOLV (as defined below) of Eligible Inventory (to be mutually defined) of the Borrower and the Guarantors and (ii) 75% of the cost of Eligible Inventory of the Borrower and the Guarantors, less (c) such reserves as the Administrative Agent may establish from time to time in its Permitted Discretion (defined below). The Administrative Agent and the U.S. Borrower will determine the cost of Eligible Inventory in a manner consistent with the manner in which cost of Eligible Inventory is determined under the U.S. Borrower’s existing debtor-in-possession credit facility.

“NOLV” means an amount equal to the orderly liquidation value (net of all costs and expenses incurred in connection with liquidation) as reasonably determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser reasonably satisfactory to the Administrative Agent.

The Borrowing Base shall be computed on a monthly basis pursuant to a monthly (or, if Excess Availability (as defined below) is less than [REDACTED] or an event of default exists, weekly) borrowing base certificate to be delivered by the Borrower to the Administrative Agent.

The initial reserves, if any, and the definitions of “Eligible Inventory” and “Eligible Receivables” shall be mutually established following completion of an appraisal of the inventory (provided that “Eligible Receivables” shall include a 20% concentration limitation). The Administrative Agent shall have the ability to establish reserves in connection with the Borrowing Base, in connection with a good faith determination made by the

Administrative Agent its [REDACTED] (“Permitted Discretion”). [REDACTED].

Without limiting any other eligibility requirements which are to be agreed upon between the Borrower and the Administrative Agent (a) “Eligible Inventory” shall include, without limitation, finished goods, work-in-progress, raw materials inventory as to which the Administrative Agent has a first priority perfected security interest and (b) Eligible Inventory shall consist of Inventory located in the United States and, subject to reserves for title retention and other priority claims and other customary eligibility conditions (such as first priority perfected security interest on the applicable assets), Belgium and such other locations as mutually determined and (c) “Eligible Receivables” shall consist of accounts receivables of Borrowers organized under the laws of the United States and, subject to reserves for title retention and other priority claims and other customary eligibility conditions (such as first priority perfected security interest on the applicable assets), Belgium.

“Excess Availability” shall mean, at any time, the remainder of (a) the lesser of (i) the aggregate commitments under the ABL Facility at such time or (ii) (A) the Borrowing Base as then in effect, plus (B) unrestricted cash and cash equivalents of the Borrower and the Guarantors in accounts located in the United States and subject to account control agreements in favor of the Administrative Agent, less (b) the sum of (i) aggregate principal amount of all ABL Loans and Swingline Loans then outstanding, and (ii) all Letter of Credit outstandings (except to the extent cash collateralized) at such time.

Interest Rates and Fees:	As set forth on Annex I hereto.

Maturity:	The ABL Facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the Closing Date (the “ABL Termination Date”).

Guarantees:	All obligations of the U.S. Borrower under the ABL Facility (including, without limitation, any exposure of a Lender in respect of cash management transactions incurred on behalf of the U.S. Borrower or any Guarantor (as defined below)) will be unconditionally guaranteed (the “Guarantees”) by each existing and each subsequently acquired or organized direct or indirect restricted domestic subsidiary of the U.S. Borrower and, to the extent that a guarantee by a foreign subsidiary would not [REDACTED] have material adverse tax consequences to the Borrowers or their subsidiaries, each such foreign subsidiary of the U.S. Borrower (other than (a) unrestricted subsidiaries, (b) immaterial subsidiaries to be agreed upon, (c) any direct or indirect U.S. subsidiary of a direct or indirect non-U.S. subsidiary of the U.S. Borrower to the extent such guarantee would [REDACTED] result in material adverse tax consequences to the Borrowers or their subsidiaries, (d) captive insurance subsidiaries, if any, (e) non-profit subsidiaries, if any, (f) joint ventures not more than 50% owned by the Borrower or its subsidiaries and (g) existing joint ventures to the extent applicable law or the terms of such entities’ organizational or other governing documents prohibit such entities from becoming guarantors, in each case, to the extent permitted by applicable law and subject to exceptions and limitations to be mutually agreed upon (all of such restricted domestic subsidiaries being, collectively, the “Guarantors”).[1]

Unrestricted Subsidiaries:	The ABL Facility Documentation will contain customary provisions pursuant to which the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as immediately after giving effect to such designation (which designation shall be treated as an investment), the Borrower shall be in compliance with the investments covenant, and there shall be no default or event of default under the ABL Facility. Unrestricted subsidiaries will not be subject to the representations and warranties, covenants, events of default or other provisions of the ABL Facility Documentation, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of calculating any financial ratios, if any, contained in the ABL Facility Documentation.

Security:	The ABL Facility and the Guarantees (including, without limitation, any exposure of a Lender in respect of cash management transactions incurred on behalf of the Borrower or any Guarantor) will be secured by the following:
(a) a perfected first-priority security interest in all accounts receivable of the Borrower and the Guarantors arising from the sale of inventory (and other goods and services), inventory, cash, deposit accounts and, in each case, proceeds thereof, subject to the exceptions set forth herein and customary exceptions to be mutually agreed (the “Current Asset Collateral”); (b) a perfected second-priority pledge of the capital stock in subsidiaries (excluding (i) immaterial subsidiaries, (ii) captive insurance subsidiaries, (iii)

[1]	The foregoing describes guarantees and exclusions therefrom of the obligations of the U.S. Borrowers under the ABL Facility. Arrangements in respect of guarantees of the obligations of the European Borrowers under the ABL Facility are to be agreed upon.

joint ventures that are not more than 50% owned by the Borrower or any of its subsidiaries and (iv) existing joint ventures to the extent applicable law or the terms of such entities’ organizational or other governing documents prohibit such pledge), except that with respect to non-U.S. subsidiaries such pledge shall be limited to 65% of the capital stock of “first-tier” non-U.S. subsidiaries (or such greater percentage as could not [REDACTED] reasonably be expected to have material adverse tax consequences to the Borrowers or their subsidiaries) (the collateral described in clause (b) collectively, the “Pledged Collateral”); and (c) perfected second-priority security interests in substantially all other personal property of the Borrower and the Guarantors, including, without limitation, accounts and investment property (except to the extent constituting Current Asset Collateral), contracts (other than those relating to the Current Asset Collateral), patents, copyrights, trademarks, owned real property, general intangibles, intercompany notes (unless owed to a foreign subsidiary) and except to the extent (i) it is mutually determined that the cost of obtaining security interests in any such item of collateral is excessive in relation to the benefit to the Lenders or (ii) a security interest is prohibited by the terms of the collateral from being granted (to the extent such prohibitions are enforceable under applicable law), and proceeds of the foregoing, but excluding the Current Asset Collateral and the Pledged Collateral (the “Other Personal Property Collateral” and, together with the Current Asset Collateral and the Pledged Collateral, the “ABL Facility Collateral”), in each case, subject to permitted liens and materiality, thresholds, and other exceptions and limitations to be mutually agreed.

Notwithstanding anything to the contrary, the ABL Facility Collateral shall exclude the following: (i) any fee owned real property with a value of less than an amount to be agreed and all leasehold interests; (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights and certain commercial tort claims; (iii) pledges and security interests prohibited by law and permitted agreements (including permitted liens, leases and licenses) and/or prohibited by the terms of such entity’s organizational documents or related agreements existing on the Closing Date (in each case, to the extent such prohibitions are enforceable under applicable law); (iv) assets specifically requiring perfection through control agreements (e.g., deposit accounts, securities accounts, etc.) other than as required pursuant to the cash management requirements of the ABL Facility; (v) stock and assets of unrestricted subsidiaries; (vi) assets to the extent a security interest in such assets would [REDACTED] result in material adverse tax consequences to the Borrowers or their subsidiaries; and (vii) those assets as to which it is mutually determined that the burden or cost of obtaining such a security interest or perfection thereof outweighs the benefit to the Lenders of the security to be afforded thereby. The foregoing described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) are, collectively, the “Excluded Assets”. [2]

Intercreditor Matters:	The relative rights and priorities in the Term Loan Facility Collateral (as defined in Exhibit C to the Commitment Letter) and the ABL Facility Collateral among the Lenders and the Lenders under the Term Loan Facility will be set forth in a customary intercreditor agreement (the “Intercreditor Agreement”) reasonably acceptable to the Lead Arrangers and the Borrower.

Cash Management/Cash Dominion:	Account control agreements on the Borrower’s and the Guarantors’ accounts (to be mutually agreed) shall be required, subject to exceptions for (i) payroll, trust, and tax accounts, and (ii) other accounts (other than lockbox accounts and other accounts into which customer or other third party payments in respect of collateral are made) having balances not in excess of [REDACTED] individually or an amount to be agreed in the aggregate [REDACTED]. During a Cash Dominion Period (as defined below), amounts in controlled concentration accounts will be swept into a core concentration account maintained with the Administrative Agent, subject to customary and other exceptions and thresholds. “Cash Dominion Period” means (a) the period from the date which Excess Availability is less than [REDACTED] for three consecutive business days to the date Excess Availability shall have been at least [REDACTED] for ten consecutive business days or (b) upon the occurrence of any Event of Default, the period that such Event of Default shall be continuing (any such trigger described in the foregoing clauses (a) or (b), a “Trigger Event”). The Administrative Agent shall be obligated to release cash control upon the termination of any Cash Dominion Period.

Uncommitted Incremental ABL Facility:
Subject to the next sentence, provided that there is no default or event of default then existing or would arise therefrom, the Borrower, at its option (and without the consent of any Lender other than any Lender participating in such increase), may request from time to time that the ABL Facility be increased to an amount not to exceed $150 million in the aggregate and in a minimum amount of $25 million (and $5 million increments thereof) (any

[2]	The foregoing describes collateral and exclusions therefrom securing the obligations of the U.S. Borrowers. Arrangements in respect of collateral securing the obligations of the European Borrowers under the ABL Facility are to be agreed upon.

such increase, an “Incremental ABL Facility”). The terms of each Incremental ABL Facility shall be identical to the terms of the ABL Facility and each Incremental ABL Facility shall upon its effectiveness, be added to (and be made a part of) the ABL Facility. The Incremental ABL Facility shall not initially be effective but may be activated at any time or from time to time (without amendment to the credit documentation other than technical and similar amendments necessary to effectuate the increase, in each case without the consent of the Lenders) during the life of the ABL Facility; provided that (i) no default or event of default shall have occurred and be continuing or would result therefrom and (ii) all representations and warranties shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, the incurrence of the Incremental ABL Facility.

Mandatory Prepayments:	If at any time the sum of the outstandings under ABL Facility (including the Letter of Credit outstandings and Swingline Loans thereunder) exceeds the lesser of (i) the Borrowing Base as in effect at such time and (ii) the aggregate commitments under the ABL Facility as in effect at such time, prepayments of ABL Loans and/or Swingline Loans (and/or the cash collateralization (at not more than 103% of face amount) of Letters of Credit) shall be required in an amount equal to such excess.

Voluntary Prepayments and Reductions in Commitments:
The Borrower may repay the ABL Loans at any time without premium or penalty (other than breakage costs, if applicable) on not less than two business days’ notice, in the case of Adjusted LIBOR (as defined in Annex I attached hereto) loans, or same day notice, in the case of ABR (as defined in Annex I attached hereto) loans, in minimum principal amounts to be mutually agreed.

Voluntary reductions of the unutilized portion of the ABL Facility commitments will be permitted at any time, in minimum principal amounts to be mutually agreed upon, without premium or penalty, subject to notice requirements to be mutually agreed and reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR loans prior to the last day of the relevant interest period.

Representations and Warranties:	Limited to the following (which shall be subject to customary materiality qualifiers, exceptions and limitations to be mutually agreed upon): valid existence; compliance with law; requisite power; due authorization, execution and delivery; no conflict with organizational documents, agreements or applicable law; validity, binding effect and enforceability of the Facilities Documentation with respect to the ABL Facility (the “ABL Facility Documentation”); no government, regulatory or third party approvals required, other than approvals in effect; ownership of subsidiaries; accuracy of financial statements and other information; absence of Material Adverse Change (to be mutually defined, but in any event to include any material adverse change in the business, assets, operations, properties, prospects or financial condition of the Borrower and the Guarantors, taken as a whole); solvency; absence of material litigation; taxes; margin regulations; no default under material agreements or the ABL Facility Documentation; inapplicability of Investment Company Act; use of proceeds; accuracy of disclosure in all material respects; insurance; labor matters; ERISA; environmental matters; necessary rights to intellectual property; ownership of properties; validity, perfection and priority of security interests; if applicable, status of the ABL Facility as senior debt; and substantial consummation of the Plan and related agreements.

Conditions Precedent to Initial Borrowing:
Under the ABL Facility Documentation, the availability of the initial borrowing under the ABL Facility will be subject to the conditions precedent set forth in Exhibit E to the Commitment Letter and the terms of the Commitment Letter.

Conditions Precedent to Each Borrowing:
The making of each extension of credit under the ABL Facility, including the initial borrowing thereunder, shall be conditioned upon (a) the accuracy of representations and warranties in all material respects and (b) the absence of defaults or events of default at the time of, or after giving effect to the making of, such extension of credit.

Affirmative Covenants:	Limited to the following (which shall be subject to customary materiality qualifiers, exceptions and limitations to be mutually agreed upon): delivery of annual and quarterly (and, if Excess Availability is less than [REDACTED] or an event of default exists, monthly) consolidated financial statements, monthly (or weekly as provided herein) borrowing base certificates, annual projections, officers’ certificates and other customary information; third-party audit and appraisal rights with respect to Current Asset Collateral (subject to frequency and cost reimbursement limitations set forth herein); preservation of existence and material rights and privileges; compliance with laws (including, without limitation, the Patriot Act); lines of business; payment of taxes; payment and/or performance of obligations; maintenance of insurance; access to books and records and visitation rights; maintenance of books and records; maintenance of properties; use of proceeds; notices of defaults, material litigation, ERISA events and Material Adverse Changes; compliance with environmental laws; provision of additional collateral, guarantees and mortgages; interest rate contracts [REDACTED]; and further assurances.

Negative Covenants:	Limited to the following (which shall be subject to customary materiality qualifiers, exceptions and limitations to be mutually agreed upon):

1. Limitations on asset dispositions, including, without limitation, the issuance and sale of capital stock of subsidiaries [REDACTED].

2. Limitations on mergers, liquidations, consolidations, dissolutions and other fundamental changes [REDACTED].

3. Limitations on cash dividends, redemptions and repurchases with respect to capital stock [REDACTED].

4. Limitations on debt and guarantees [REDACTED].

5. Limitations on loans, investments and acquisitions [REDACTED].

6. Limitations on liens [REDACTED].

7. Limitations on transactions with affiliates on less than arms’ length terms.

8. Limitations on cancellation of debt and prepayments, redemptions and repurchases of debt [REDACTED].

9. Limitations on restrictions on distributions from subsidiaries and granting of negative pledge clauses.

10. Limitations on changes in business.

11. Limitations on changes in accounting treatment and reporting practices or the fiscal year.

12. Limitations on amendment of constituent documents and material debt agreements and other material agreements to be agreed [REDACTED].

13. Limitations on sale/leasebacks [REDACTED].

14. Limitations on speculative hedging transactions.

Financial Covenant:	None, unless Excess Availability shall be less than [REDACTED] for three consecutive business days, in which case the Borrower must maintain a Fixed Charge Coverage Ratio (to be mutually defined) of at least [REDACTED], tested at the end of the most recently ended fiscal quarter for which financial statements are available or are required to have been delivered and at the end of each fiscal quarter thereafter until Excess Availability equals or exceeds [REDACTED] for any [REDACTED] consecutive business days.

Events of Default:	Limited to the following (with customary grace periods, baskets and materiality to be mutually agreed upon): failure to pay principal when due, interest or unused commitment and letter of credit fees [REDACTED]; representations and warranties incorrect in any material respect when given; failure to comply with covenants [REDACTED]; cross-default to payment defaults, or default or event of default if the effect is to accelerate or permit acceleration; failure to satisfy or stay execution of judgments in excess of specified amounts [REDACTED]; bankruptcy and insolvency [REDACTED]; actual and asserted invalidity or impairment of any ABL Facility Documentation [REDACTED]; material ERISA events; and change of ownership or control (to be mutually agreed).

Voting:	Amendments and waivers of the ABL Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of loans and commitments under the ABL Facility (the “Required Lenders”), except that the consent of (a) each affected Lender shall be required with respect to (i) increases in commitments of such Lender (other than with respect to any Incremental ABL Facility), (ii) reductions of principal, interest or fees payable to such Lender, and (iii) extensions of final scheduled maturity or times for payment of interest or fees owing to such Lender (provided that waiver of a default, event of default or default interest shall not constitute a reduction of interest for this purpose), (b) all Lenders shall be required with respect to releases of all or substantially all of the Guarantors or all or substantially all of the ABL Facility Collateral and (c) 66 2/3% of Lenders shall be required with respect to increases in any advance rate above the advance rates set on the Closing Date in the Borrowing Base (provided, however, to the extent advance rates have been decreased, if permitted, or reserves established by the Administrative Agent in its Permitted Discretion, the Administrative Agent may increase such advance rates back to their original rate or discontinue such reserves without the consent of any Lender). It is understood that amendments to financial definitions will only require the consent of Lenders holding no more than a majority of the aggregate amount of loans and commitments under the ABL Facility.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent to such Proposed Change of other Lenders whose consent is required is not obtained, but the consent of the Required Lenders is obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to customary restrictions on assignment), all its interests, rights and obligations under the ABL Facility Documentation to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its loans, accrued interest thereon, accrued fees and all other amounts then due and owing to it under the ABL Facility Documentation from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

Cost and Yield Protection:	Standard yield protection (including compliance with risk based capital guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities but subject to customary Lender mitigation obligations and required notification period limitations), eurodollar illegality and similar provisions, waiver of jury trial and submission to jurisdiction provisions. Standard yank-a-bank provisions for defaulting Lenders.

Field Examinations:	Field examinations will be conducted on an ongoing basis at regular intervals at the discretion of the Administrative Agent at the cost of the Borrower to ensure the adequacy of Borrowing Base collateral and related reporting and control systems. [REDACTED]

Appraisals:	Inventory appraisals will be conducted on an annual basis at the discretion of the Administrative Agent at the cost of the Borrower [REDACTED].

Assignments and Participations:	The Lenders will have the right to assign loans and commitments to their affiliates, other Lenders (and affiliates of such other Lenders) and to any Federal Reserve Bank without restriction, and to other financial institutions with the consent, not to be unreasonably withheld, of the Administrative Agent and the Borrower (except that no such consent of the Borrower need be obtained in connection with the primary syndication (subject to the terms of the Commitment Letter) or if any Event of Default then exists) and no assignments may be made to Excluded Parties. Minimum aggregate assignment level (which shall not be applicable to assignments to affiliates of the assigning Lenders and other Lenders and their affiliates) of $5 million and increments of $1 million in excess thereof shall apply. The parties to the assignment (other than the Borrower) shall pay to the Administrative Agent an administrative fee of $3,500.

Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants’ voting rights.

Expenses and Indemnification:	The Borrower shall pay all of the Administrative Agent’s and each Lead Arranger’s reasonable and documented out of pocket expenses incurred by the Administrative Agent or such Lead Arranger (including the reasonable fees and out-of-pocket expenses of one primary counsel designated by the Administrative Agent (and appropriate local counsel in applicable foreign and local jurisdictions, but limited to one local counsel in each such jurisdiction) for the Lead Arrangers and the Administrative Agent), as well as all reasonable documented out-of-pocket expenses of the Administrative Agent in connection with the administration of the loan documentation after the Closing Date. The Borrower shall also pay the reasonable and documented out-of-pocket expenses of the Administrative Agent, each Lead Arranger and the Lenders in connection with the enforcement of any of the loan documentation; provided, however, that reimbursement of legal fees and legal expenses shall be limited to the reasonable fees and out-of-pocket expenses of one counsel for the group (which shall be designated by the Administrative Agent) in the absence of conflicts and appropriate local counsel.

The Borrower and Guarantors will indemnify and hold harmless the Administrative Agent, each Lead Arranger, each Lender and each of their affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Person”) from claims and losses relating to the Senior Secured Facilities, and from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or resulting from this financing, the extension or syndication of the Senior Secured Facilities contemplated by this term sheet, or in any way arise from any use or intended use of the Commitment Letter or the proceeds of the Senior Secured Facilities contemplated by this term sheet, and the Borrower shall agree to reimburse each Indemnified Person promptly upon written demand [REDACTED] for any reasonable legal or other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Indemnified Person is a party to any action or proceeding out of which any such expenses arise) [REDACTED]. No party hereto shall be responsible or liable to any other party hereto or any other person for consequential or punitive damages.

Governing Law and Forum:	New York.

Counsel to Administrative Agent and Lead Arrangers:	Skadden, Arps, Slate, Meagher & Flom LLP.

ANNEX B-I

Interest Rates:	The interest rates under the ABL Facility will be as follows:

Adjusted LIBOR plus [REDACTED] or ABR plus [REDACTED].

[REDACTED]

Interest on Swingline Loans shall bear interest as provided for ABR Loans. As used herein:

“Adjusted LIBOR” means the London interbank offered rate, adjusted for statutory reserve requirements.

“ABR” means the highest of (i) Citibank, N.A.’s base rate; (ii) the three-month certificate of deposit rate plus 1/2 of 1%, and (iii) the Federal Funds Effective Rate plus 1/2 of 1%.

Adjusted LIBOR borrowings may be made for interest periods of 1, 2, 3 or 6 months and, if available to all relevant Lenders, 9 or 12 months or 1 or 2 weeks, as selected by the Borrower.

Interest on loans and all fees will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed); provided that interest on ABR loans (except where ABR is determined pursuant to clause (iii) of the definition thereof) will be payable in arrears on the basis of a 365-day year (or a 366-day year in a leap year) calculated on the basis of the actual number of days elapsed. Interest will be payable on Adjusted LIBOR loans on the last day of the applicable interest period (or at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on ABR loans quarterly and upon prepayment.

Default Rate:	Upon any bankruptcy or payment default, the interest rate will be, with respect to principal, the applicable interest rate for the respective borrowing, plus 2.00% per annum and, with respect to any other amount, the interest rate applicable to ABR loans, plus 2.00% per annum. Interest on such amounts will be payable upon written demand.

Letter of Credit Fees:	A per annum fee equal to the applicable spread over Adjusted LIBOR in effect from time to time will accrue on the aggregate face amount of outstanding Letters of Credit under the ABL Facility, payable in arrears at the end of each quarter after the Closing Date and upon termination of the ABL Facility. Such fees shall be distributed to the Lenders pro rata in accordance with their commitments under the ABL Facility. In addition, the

Borrower shall pay to each Issuing Lender, for its own account, (a) a fronting fee of 0.125% on the aggregate face amount of outstanding Letters of Credit, payable in arrears at the end of each quarter after the Closing Date and upon termination of the ABL Facility, and (b) the Issuing Lender’s customary and reasonable issuance and administration fees.

Commitment Fees:	From and after the Closing Date, a non-refundable unused commitment fee at the Unused Commitment Fee Rate will accrue as a percentage of the daily average unused portion of the ABL Facility (whether or not then available), payable quarterly in arrears and on the ABL Termination Date. The “Unused Commitment Fee Rate” means (i) until the Trigger Date, 0.30% per annum, and (ii) on and after the Trigger Date: (A) 0.30% per annum if utilization is greater than 50%, and (B) 0.375% per annum if utilization is less than or equal to 50%.

ANNEX B-II
Permitted Asset Sales: [REDACTED]

CONFIDENTIAL	EXHIBIT C
October 25, 2007
$1,200 million Senior Secured Term Loan Facility
Summary of Terms and Conditions
     Capitalized terms used but not defined in this Exhibit C shall have the meanings set forth in the Commitment Letter (as defined below) and the other Exhibits attached to the Commitment Letter to which this Exhibit C is attached (the “Commitment Letter”). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used.

U.S. Borrower:	Solutia Inc., a Delaware corporation (the “U.S. Borrower”).

European Borrower:	With the consent of the Lead Arrangers, one or more European subsidiaries of the U.S. Borrower reasonably acceptable to the Administrative Agent (the “European Borrower” and collectively with the U.S. Borrower, the “Borrowers”). The Term Loan Facility Documentation will contain affiliate lender wording to permit the Lenders to use one or more affiliates to make loans to the European Borrower.

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Joint Lead Arrangers and Joint Bookrunners:	Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. (in such capacity, individually a “Lead Arranger” and collectively, the “Lead Arrangers”).

Administrative and Collateral Agent:	An affiliate of the Cititgroup Global Markets Inc. (in such capacity, the “Administrative Agent”).

Syndication Agent:	An affiliate of Goldman Sachs Credit Partners L.P.

Documentation Agent:	An affiliate of Deutsche Bank Securities Inc.

Lenders:	A syndicate of financial institutions (the “Lenders”) arranged by the Lead Arrangers in consultation with, and reasonably acceptable to, the Borrower.

Term Loan Facility:	A term loan facility in an aggregate principal amount of $1,200 million (the “Term Loan Facility”) will be made available to the Borrower. It is understood that, with the consent of the Lead Arrangers, $600 million of the aggregate principal amount of the Term Loan Facility shall either (i) be made directly available to the European Borrower in Euros and/or (ii) be made available to the direct and indirect European subsidiaries of the U.S. Borrower via intercompany loans from the U.S. Borrower and the U.S. Guarantors, in either case pursuant to an arrangement and terms (including, but not limited to, guarantees, collateral and collateral sharing arrangements) to be agreed upon.

Purpose:	The proceeds of loans under the Term Loan Facility (the “Term Loans”) will be used to finance a portion of the aggregate amount required to consummate the Transactions, including the payment of Transaction Costs.

Availability:	A single drawing may be made on the Closing Date of up to the full amount of the Term Loan Facility.

Interest Rates and Fees:	As set forth on Annex I hereto.

Maturity:	7 years after the Closing Date.

Amortization:	The Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of its original principal amount, with the balance payable on the final maturity date.

Uncommitted Incremental Term Facility:	The definitive credit documentation shall provide for an incremental term facility (the “Incremental Term Facility”) in an aggregate principal amount of $150 million (or equivalent in Euros if Euro loans) under the Term Loan Facility; provided that the average life to maturity of any Incremental Term Facility will be no shorter than the remaining average life to maturity of the Term Loan Facility. The Incremental Term Facility will rank pari passu in right of payment and security with the Term Loan Facility and will mature at the final maturity of the Term Loan Facility.

The Incremental Term Facility shall not initially be effective but may be activated at any time and from time to time (without amendment to the credit documentation) during the life of the Term Loan Facility at the request of the U.S. Borrower with consent required only from those Lenders (including new Lenders that are reasonably acceptable to the Administrative Agent and the U.S. Borrower) that agree, in their sole discretion, to participate in such Incremental Term Facility and provided that no default or event of default shall have occurred and be continuing or would result therefrom and all representations and warranties shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Term Facility.

The interest rate margins applicable to the Incremental Term Facility will be determined by the U.S. Borrower and the Lenders providing the Incremental Term Facility at the time it is made available [REDACTED].

Guarantees:	All obligations of the Borrower under the Term Loan Facility and any interest rate protection or other hedging arrangements entered into with a Lender, the Administrative Agent, a Lead Arranger or any affiliate of any of the foregoing specifically designated as “Pari Passu Secured Hedging Arrangements” (collectively, the “Pari Passu Secured Hedging Arrangements”) will be unconditionally guaranteed (the “Guarantees”) by each Guarantor under the ABL Facility (collectively, the “Guarantors”). [3]

Security:	The Term Loan Facility, the Guarantees and the Pari Passu Secured Hedging Arrangements will be secured by the following: (a) a perfected second-priority security interest in the Current Asset Collateral; (b) a perfected first-priority pledge of the Pledged Collateral; and (c) a perfected first-priority security interests in the Other Personal Property Collateral (the foregoing, collectively, the “Term Loan Facility Collateral”), in each case, subject to permitted liens and other customary exceptions and limitations. “Current Asset Collateral”, “Pledged Collateral”, and “Other Personal Property Collateral” are each used herein as they are defined in Exhibit B to the Commitment Letter. The Term Loan Facility Collateral shall exclude any Excluded Assets (as defined in Exhibit B).[4]

Intercreditor Matters:	The relative rights and priorities in the Term Loan Facility Collateral and the ABL Facility Collateral among the Lenders and the Lenders under the ABL Facility will be set forth in a customary intercreditor agreement (the “Intercreditor Agreement”) reasonably acceptable to the Lead Arrangers and the Borrower.

Mandatory Prepayments:	The Term Loans shall be prepaid with (a) [REDACTED] of the net cash proceeds from issuances of debt by the Borrower or any of its subsidiaries [REDACTED], (b) for each fiscal year of the Borrower (beginning with the fiscal year of the Borrower ending December 31, 2008), [REDACTED] of the Borrower’s annual excess cash flow (to be defined) [REDACTED] and (c) subject to the reinvestment rights described below, [REDACTED] of the net cash proceeds of any sale or other disposition of assets (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries [REDACTED] and subject to the right to reinvest 100% of such proceeds if such proceeds are reinvested or committed to be reinvested within 365 days of such sale or disposition (and, if committed to be reinvested, are actually

[3]	The foregoing describes guarantees and exclusions therefrom of the obligations of the U.S. Borrower under the Term Loan Facility. Arrangements in respect of guarantees of the obligations of the European Borrowers under the Term Loan Facility are to be agreed upon.

[4]	The foregoing describes collateral and exclusions therefrom securing the obligations of the U.S. Borrower. Arrangements in respect of collateral securing the obligations of the European Borrowers under the Term Loan Facility are to be agreed upon.

reinvested with 180 days of the end of such 365-day period). [REDACTED] The above-described mandatory prepayments shall be applied first, to the scheduled installments of principal due within 24 months of the prepayment in chronological order and second, pro rata to the remaining amortization payments under the Term Loan Facility.

[REDACTED]

Voluntary Prepayments:	Voluntary prepayments of borrowings under the Term Loan Facility will be permitted at any time, in minimum principal amounts to be mutually agreed upon, without premium or penalty, subject to notice requirements to be mutually agreed and reimbursement of the Lenders’ breakage costs in the case of a prepayment of Adjusted LIBOR loans prior to the last day of the relevant interest period. Voluntary prepayments of the Term Loans shall be applied as directed by the Borrower.

Representations and Warranties:	As specified under the caption “Representations and Warranties” in the ABL Facility Term Sheet, with appropriate modifications for the Term Loan Facility.

Conditions Precedent to Borrowing:	Under the Facilities Documentation with respect to the Term Loan Facility (the “Term Loan Facility Documentation”), the availability of the Term Loan Facility will be subject to the conditions precedent set forth in Exhibit E to the Commitment Letter and the terms of the Commitment Letter.

Affirmative Covenants:	As specified under the caption “Affirmative Covenants” in the ABL Facility Term Sheet, with appropriate modifications for the Term Loan Facility.

Negative Covenants:	As specified under the caption “Negative Covenants” in the ABL Facility Term Sheet, mutatis mutandis, but no more restrictive than the corresponding provisions the ABL Facility [REDACTED].

Financial Covenants:	Minimum Fixed Charge Coverage Ratio, Maximum Total Leverage Ratio and Maximum Capital Expenditures (definitions and levels to be mutually agreed [REDACTED]).

Events of Default:	As specified under the caption “Events of Default” in the ABL Facility Term Sheet, mutatis mutandis.

Voting:	Amendments and waivers of the Term Loan Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of loans and commitments under the Term Loan Facility (the “Required Lenders”), except that the consent of (a) each affected Lender shall be required with respect to (i) increases in commitments of such Lender, (ii)

reductions of principal, interest or fees payable to such Lender (provided that waiver of a default, event of default or default interest shall not constitute a reduction of interest for this purpose) and (iii) extensions of final scheduled maturity or any scheduled date of amortization or times for payment of interest or fees owing to such Lender, and (b) subject to the Intercreditor Agreement, all Lenders shall be required with respect to releases of all or substantially all of the Guarantors or all or substantially all of the Term Loan Facility Collateral.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent to such Proposed Change of other Lenders whose consent is required is not obtained but the consent of the Required Lenders is obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to customary restrictions on assignment), all its interests, rights and obligations under the Term Loan Facility Documentation to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its loans, accrued interest thereon, accrued fees and all other amounts then due and owing to it under the Term Loan Facility Documentation from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

Cost and Yield Protection:	Same as set forth in the ABL Facility Term Sheet.

Assignments and Participations:	The Lenders will have the right to assign loans and commitments to their affiliates, other Lenders (and affiliates of such other Lenders) and to any Federal Reserve Bank without restriction, and to other financial institutions with the consent, not to be unreasonably withheld, of the Administrative Agent and the Borrower (except that no such consent of the Borrower need be obtained in connection with the primary syndication (subject to the terms of the Commitment Letter) or if any Event of Default then exists) and no assignments may be made to Excluded Parties. Minimum aggregate assignment level (which shall not be applicable to assignments to affiliates of the assigning Lenders and other Lenders and their affiliates) of $1 million and increments of $1 million in excess thereof shall apply. The parties to the assignment (other than the Borrower) shall pay to the Administrative Agent an administrative fee of $3,500.

Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants’ voting rights.

Expenses and Indemnification:	Same as set forth in the ABL Facility Term Sheet.

Governing Law and Forum:	New York.

Counsel to Administrative Agent and Lead Arrangers:	Skadden, Arps, Slate, Meagher & Flom LLP.

ANNEX C-1

Interest Rates and Issue Price:	The interest rates and issue price under the Term Loan Facility will be as follows:

At the option of the Borrower, Adjusted LIBOR plus the Applicable Margin set forth below or ABR plus the Applicable Margin set forth below.

[REDACTED]

As used herein:

“Adjusted LIBOR” means the London interbank offered rate, adjusted for statutory reserve requirements.

“ABR” means the highest of (i) Citibank, N.A.’s base rate; (ii) the three-month certificate of deposit rate plus 1/2 of 1%, and (iii) the Federal Funds Effective Rate plus 1/2 of 1%.

Adjusted LIBOR borrowings may be made for interest periods of 1, 2, 3 or 6 months and, if available to all relevant Lenders, 1 or 2 weeks or 9 or 12 months, as selected by the Borrower.

Interest on loans and all fees will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed); provided that interest on ABR loans (except where ABR is determined pursuant to clause (iii) of the definition thereof) will be payable in arrears on the basis of a 365-day year (or a 366-day year in a leap year) calculated on the basis of the actual number of days elapsed. Interest will be payable on Adjusted LIBOR loans on the last day of the applicable interest period (or at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on ABR loans quarterly and upon prepayment.

Default Rate:	At any time when the Borrower is in default in the payment of any amount of principal due under the Term Loan Facility, such overdue amount shall bear interest at 2% above the rate otherwise applicable thereto (and new Adjusted LIBOR Loans with interest periods in excess of one month may be suspended). Interest on such amounts will be payable upon written demand.

CONFIDENTIAL	EXHIBIT D
October 25, 2007
$400 million Senior Bridge Facility
Summary of Terms and Conditions
     Capitalized terms used but not defined in this Exhibit D have the meanings assigned to such terms in the Commitment Letter (as defined below) and the other Exhibits to the Commitment Letter to which this Exhibit D is attached (the “Commitment Letter”). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit D shall be determined by reference to the context in which it is used.

Borrower:	Solutia Inc., a Delaware corporation (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Joint Lead Arrangers and Joint Bookrunners:	Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. (in such capacity, individually a “Lead Arranger” and collectively, the “Lead Arrangers”).

Administrative Agent:	An affiliate of Citigroup Global Markets Inc. (in such capacity, the “Administrative Agent”).

Lenders:	A syndicate of financial institutions (the “Lenders”) arranged by the Lead Arrangers in consultation with the Borrower.

Initial Loans:	The Lenders will make senior unsecured loans (the “Initial Loans”) to the Borrower on the Closing Date in an aggregate principal amount of $400 million minus the aggregate amount of the Senior Notes issued.

Availability:	The Lenders will make the Initial Loans on the Closing Date contemporaneously with (a) the consummation of the Transactions and (b) the initial funding under the Senior Secured Facilities.

Purpose:	The proceeds of the Initial Loans will be used to (a) finance a portion of the Transactions and (b) pay Transaction Costs.

Initial Maturity Date and Exchange of the Initial Loans:
The Initial Loans will mature on the first anniversary (the “Initial Maturity Date”) of the Closing Date, provided, however, that, subject to the “Conditions to Extension” below, the maturity of the Initial Loans will be automatically extended on the Initial Maturity Date until the eighth anniversary of the Closing Date (the “Extended Maturity Date” and, such extended maturity loans, the “Extended Term Loans”). At any time on or after the Initial Maturity Date at the option of the applicable holder, Extended Term Loans may be exchanged in whole or in part for senior unsecured exchange notes (the “Exchange Securities”); provided that Borrower shall not be obligated to issue Exchange Securities until it has received requests therefor in respect of Extended Term

Loans having an aggregate principal amount of at least $50 million. The Extended Term Loans will be governed by the provisions of the Facilities Documentation with respect to the Senior Bridge Facility (the “Senior Bridge Facility Documentation”) and will have the same material terms as the Initial Loans except as set forth in this exhibit. When issued, the Exchange Securities will be governed by an indenture, compliant with the Trust Indenture Act, to be entered into between the Borrower and a trustee that is acceptable to the Borrower and the Lead Arrangers, which indenture shall have the terms described in this exhibit.

Conditions to Extension:	Extension of the maturity of the Initial Loans is subject to (i) none of the Borrower or any significant subsidiary thereof being subject to a bankruptcy or other insolvency proceeding and (ii) the absence of a payment default with respect to the Initial Loans.

Availability of Exchange Securities:	The Exchange Securities will be available only in exchange for the Extended Term Loans. The principal amount of any Exchange Security will equal 100% of the aggregate principal amount of the Extended Term Loan for which it is exchanged.

Guarantees:	The obligations of the Borrower in respect of the Initial Loans, Extended Term Loans and the Exchange Securities will be unconditionally and irrevocably guaranteed (the “Guarantees”) by all of the Borrower’s subsidiaries that guarantee the obligations of the U.S. Borrower under the Senior Secured Facilities. In the event that a subsidiary is released from under the Senior Secured Facilities, the comparable guarantee under the Extended Term Loans, Initial Loans or Exchange Securities, as applicable, will automatically be released.

Unrestricted Subsidiaries:	The Senior Bridge Facility Documentation will contain customary provisions pursuant to which the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as immediately after giving effect to such designation (which designation shall be treated as an investment), the Borrower shall be in compliance with the investments covenant, and there shall be no default or event of default under the Senior Bridge Facility. Unrestricted subsidiaries will not be subject to the representations and warranties, covenants, events of default or other provisions of the Senior Bridge Facility Documentation, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of calculating any financial ratios, if any, contained in the Senior Bridge Facility Documentation.

Collateral:	None.

Interest Rates:	As set forth on Annex I hereto.

Final Maturity Date:	The Final Maturity Date of the Exchange Securities and the Extended Term Loans will be the eighth anniversary of the Closing Date.

Ranking:	The Initial Loans, the Extended Term Loans and the Exchange Securities shall be pari passu for all purposes. The Initial Loans, the Extended Term Loans and the Exchange Securities shall be pari passu with the Senior Secured Facilities and any other existing and future unsecured senior indebtedness.

Mandatory Redemption:	The Borrower will be required to prepay Initial Loans on a pro rata basis from the net cash proceeds (after deduction of, among other things, mandatory prepayments and permitted reinvestments under the Term Loan Facility) from the incurrence of any debt (other than borrowings under the ABL Facility and permitted incurrences pursuant to the Senior Secured Facilities and shall be no more restrictive than the corresponding provisions the Term Loan Facility, mutatis mutandis) by the Borrower or any of its restricted subsidiaries or the issuance of any equity (other than the rights offering contemplated by the Plan and expected to occur on or around the Closing Date, equity issuances that are required by law to qualify directors and officers, other ordinary course issuances to be mutually agreed upon, and issuances of equity from a subsidiary of the Borrower to another subsidiary of the Borrower (to the extent both such subsidiaries are Guarantors) or to the Borrower by the Borrower or any of its subsidiaries) or from all non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries in each case subject to (i) exceptions, minimum amounts and baskets to be agreed, including any exceptions, minimum amounts and baskets in the Term Loan Facility and (ii) the prior claims of or any other requirements in the Term Loan Facility. Following the Initial Maturity Date, the mandatory redemption requirements applicable to the Initial Loans will be automatically modified so as to be consistent with the mandatory redemption requirements applicable to the Exchange Securities.

The Borrower will be required to prepay all Initial Loans and Extended Term Loans and offer to repurchase all the Exchange Securities, at 100% (or 101% in the case of Fixed Rate Exchange Securities) of principal amount plus accrued and unpaid interest, upon the occurrence of a change of control or ownership.

Optional Prepayment:	The Initial Loans and Extended Term Loans may be prepaid and the Exchange Securities for which the interest rate has not been fixed as set forth below may be redeemed, in whole or in part, at the option of Borrower, at any time upon prior notice to be agreed, at par plus accrued and unpaid interest, subject in the case of

Initial Loans and Extended Term Loans to reimbursement of the Lenders’ breakage costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period. Fixed Rate Exchange Securities will be non-callable until the fourth anniversary of the Closing Date. Thereafter, each such Fixed Rate Exchange Security will be callable at par plus accrued interest plus a premium equal to one half of the coupon on such Fixed Rate Exchange Security, which premium shall decline ratably on each subsequent anniversary of the Closing Date to zero on the date that is one year prior to the maturity of the Fixed Rate Exchange Security.

Prior to the third anniversary of the Closing Date, the Borrower may redeem up to 35% of the Fixed Rate Exchange Securities with proceeds of a qualified equity offering (to be defined) at a price equal to par plus the coupon on such Exchange Securities plus accrued and unpaid interest thereon.

Fixed Rate Exchange Securities:	Each Lender (other than a party to the Commitment Letter, in which case only in connection with a sale to a third party) shall have the right to fix the interest rate on its Exchange Security (each such Exchange Security being a “Fixed Rate Exchange Security”) at a rate not higher than the then applicable rate of interest.

Representations and Warranties:	Substantially the same as those in the documentation of the Senior Secured Facilities, with such changes as are necessary or appropriate for the Senior Bridge Facility, but, in any event, shall be less restrictive to the Borrower than those in the documentation of the Senior Secured Facilities.

Conditions Precedent:	The availability of the Senior Bridge Facility will be subject to the conditions precedent set forth in Exhibit E to the Commitment Letter and the terms of the Commitment Letter.

Covenants:	The Senior Bridge Facility Documentation will contain such affirmative and negative covenants (but not financial maintenance covenants or availability covenants or triggers) as are usual and customary for bridge loan financings of this type, it being understood and agreed that the covenants of the Initial Loans (and the Extended Term Loans and the Exchange Securities) will be incurrence-based covenants, which will be no more restrictive than those applicable to the Senior Secured Facilities. Prior to the Initial Maturity Date, the covenants of the Initial Loans will be more restrictive than those of the Extended Term Loans and the Exchange Securities (but in any event no more restrictive than those set forth in the Term Loan Facility Documentation), as reasonably agreed by the Lead Arrangers and the Borrower. Following the Initial Maturity Date, the covenants of the Initial Loans will automatically be modified so as to be consistent with the covenants of the Exchange Securities.

Events of Default:	Similar to those in an indenture governing a high-yield senior note issue but not including a cross-default, but including a cross-acceleration to material indebtedness.

Following the Initial Maturity Date, all outstanding Extended Term Loans will be automatically modified to bear events of default substantially similar to the events of default of the Exchange Securities.

Registration Rights with Respect to Exchange Securities:
The Borrower will use its commercially reasonable efforts to file within 90 days after the first issuance of Exchange Securities (the date of such first issuance, the “Issue Date”) and will use its commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Securities (a “Shelf Registration Statement”). The Borrower shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the date (the “Effectiveness Date”) that is 270 days from the Issue Date. If a Shelf Registration Statement is filed, the Borrower will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Exchange Securities (but in no event longer than two years from the first issuance of Exchange Securities).

If the Borrower fails to cause the Shelf Registration Statement to be declared effective in accordance with the time periods specified in the preceding paragraph, then the Borrower will pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Securities outstanding to holders of such Exchange Securities who are unable freely to transfer Exchange Securities from and including the 181st day after the Initial Maturity Date to but excluding the effective date of such Shelf Registration Statement (such damages to be payable in the form of additional Exchange Securities, if the then interest rate thereon exceeds the cash interest rate cap). The Borrower will also pay such liquidated damages for any period of time (subject to customary blackout periods) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder. In addition, unless and until the Shelf Registration Statement has become effective, the holders of the Exchange Securities will have the right to “piggyback” the Exchange Securities in the registration of any debt securities (subject to customary scale-back provisions) that are registered by the Borrower (other than on a Form S-4 or similar form) unless all of the Exchange Securities and Initial Loans will be redeemed or repaid from the proceeds of such securities.

Voting:	Amendments and waivers of the documentation for the Initial Loans and Extended Term Loans, as applicable, and the other definitive credit documentation related thereto will require the approval of Lenders holding at least a majority of the outstanding Initial Loans, Extended Term Loans and Exchange Securities, as applicable, except that the consent of each affected Lender and/or holder of an Exchange Security will be required for, among other things (i) to reductions of principal and interest rates and fees (other than waiver of default interest), (ii) extensions of the Initial Maturity Date (other than as provided herein) or Final Maturity Date, (iii) additional restrictions on the right to exchange Extended Term Loans for Exchange Securities or any amendment of the rate of such exchange or (iv) any amendment to the Exchange Securities that requires (or would, if any Exchange Securities were outstanding, require) the approval of all holders of Exchange Securities.

Assignment and Participation:	The Lenders will have the right to assign loans and commitments to their affiliates and to other Lenders (and affiliates of such other Lenders) and to any Federal Reserve Bank without restriction, and to other financial institutions with the consent, not to be unreasonably withheld, of the Administrative Agent; provided that prior to the Initial Maturity Date, the consent of the Borrower shall be required with respect to any assignment if, subsequent thereto, the Commitment Parties would hold, in the aggregate, less than 50.1% of the outstanding Initial Loans. Minimum aggregate assignment level (except to affiliates of the assigning Lender and other Lenders and their affiliates) of $5 million and increments of $1 million in excess thereof shall apply. The parties to the assignment (other than the Borrower) shall pay to the Administrative Agent an administrative fee of $3,500.

Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants’ voting rights.

Right to Transfer Exchange Securities:	The holders of the Exchange Securities shall have the absolute and unconditional right to transfer such Exchange Securities in compliance with applicable law to any third parties.

Yield Protection, Taxes and Other Deductions:
The Senior Bridge Facility Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, reserve and capital adequacy requirements and look back limitations and mitigation obligations.

All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender’s applicable lending office).

Expenses and Indemnification:	Customary provisions regarding expense reimbursement and indemnification by the Borrower and the Guarantors substantially identical to those under the Senior Secured Facilities.

Governing Law and Forum:	New York.

Counsel for Administrative Agent and Lead Arrangers:	Skadden, Arps, Slate, Meagher & Flom LLP.

ANNEX I to
EXHIBIT D
Senior Bridge Facility
Interest Rates and Fees

Initial Loans:	Before the Initial Maturity Date, the Initial Loans will accrue interest at a rate per annum equal to three month reserve adjusted LIBOR plus a spread (the “LIBOR Spread,” as defined below).
The “LIBOR Spread” will initially be [REDACTED] basis points. The LIBOR Spread will increase by [REDACTED] basis points at the end of each three-month period following the Closing Date until, but excluding, the Initial Maturity Date.

Notwithstanding the foregoing, the interest rate applicable to the Initial Loans in effect at any time before the Initial Maturity Date shall not exceed [REDACTED] per annum (the “Cap”). In no event shall the interest rate on the Initial Loans exceed the highest rate permitted under applicable law.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

LIBOR will at all times include statutory reserves. Interest will be payable in arrears at the end of each LIBOR period and on the Initial Maturity Date.

Extended Term Loans and Exchange Securities:
The Extended Term Loans and Exchange Securities will bear interest at a rate equal to the Initial Rate (as defined below) plus the Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time with respect to any Extended Term Loan or Exchange Security shall not exceed the Cap. In no event shall the interest rate on the Extended Term Loans or Exchange Securities exceed the highest rate permitted under applicable law.

“Exchange Spread” means 0 basis points during the three-month period commencing on the Initial Maturity Date and shall increase by 50 basis points at the beginning of each subsequent three-month period.

“Initial Rate” shall equal the interest rate borne by the Initial Loans on the day immediately preceding the Initial Maturity Date plus 50 basis points.

Default Rate:	At any time when the Borrower is in default in the payment of any amount of principal due under the Senior Bridge Facility, such overdue amount shall bear interest at the applicable interest rate plus 2% per annum. Interest on such amounts will be payable upon written demand.

$400 million Senior Secured Asset-Based Revolving Loan Facility
$1,200 million Senior Secured Term Loan Facility
$400 million Senior Bridge Facility
Summary of Additional Conditions Precedent
          Capitalized terms used in this Exhibit E shall have the meanings set forth in the Commitment Letter and the other Exhibits attached to the Commitment Letter to which this Exhibit E is attached (the “Commitment Letter”). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit E shall be determined by reference to the context in which it is used.
          Under the definitive credit documentation for the Facilities, the initial borrowings under the Facilities shall be subject to the following conditions precedent:
          (a) [REDACTED].
          (b) After giving effect to the Transactions, the Borrower and its subsidiaries shall have no outstanding indebtedness other than (i) the loans and other extensions of credit under the Senior Secured Facilities, (ii) the Senior Notes and/or loans under the Senior Bridge Facility and (iii) indebtedness permitted to remain outstanding under the Plan and any related disclosure statement.
          (c) The Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for the three most recent completed fiscal years completed at least 90 days prior to the Closing Date and (ii) unaudited consolidated balance sheets and related statements of income, cash flows of the Borrower for each subsequent fiscal quarter ended at least 45 days before the Closing Date, in each case, prepared in accordance with United Stated generally accepted accounting principles (“U.S. GAAP”).
          (d) The Lead Arrangers shall have received a pro forma consolidated balance sheet of the Borrower as of the Closing Date, after giving effect to the Transactions, together with a certificate of the chief financial officer of the Borrower to the effect that such statements accurately present the pro forma financial position of the Borrower and its subsidiaries in accordance with U.S. GAAP and prepared in accordance with Regulation S-X under the Securities Act (as defined below) and including such other adjustments as reasonably agreed to by the Lead Arrangers. The Borrower shall have delivered its most recent projections through the 2014 fiscal year, prepared on a quarterly basis through the end of 2008.
          (e) With respect to the Senior Secured Facilities, all documents and instruments required to perfect the Administrative Agent’s security interests in the ABL Facility Collateral and the Term Loan Facility Collateral shall have been authorized, executed and delivered and, if applicable, be in proper form for filing [REDACTED].
          (f) The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the chief financial officer of the Borrower, confirming the solvency of the Borrower and its subsidiaries after giving effect to the Transactions.
          (g) [REDACTED].

          (h) [REDACTED].
          (i) [REDACTED].
          (j) The Lead Arrangers shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
          (k) With respect to the ABL Facility, the Administrative Agent shall have received (i) a closing date borrowing base certificate and (ii) the results of a customary collateral field exam with respect to the Current Asset Collateral (as defined in Exhibit B hereto) and third party appraisals of inventory collateral.
          (l) [REDACTED].
          (m) Other customary closing conditions, including delivery of customary legal opinions of counsel; accuracy of representations and warranties; absence of defaults; evidence of authority; compliance with applicable laws and regulations; payment of fees and expenses then due; lien searches; customary officer’s certificates; and reasonably satisfactory insurance (including, without limitation, the receipt of endorsements naming the Administrative Agent as lender’s loss payee and additional insureds).

EXHIBIT B
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SOLUTIA INC.
     SOLUTIA INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 1, 1997, under the name Queeny Chemical Company (the “Original Certificate of Incorporation”).
     The Original Certificate of Incorporation was amended and restated pursuant to an Amended and Restated Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on September 25, 1997 (as amended to date, the “Current Certificate of Incorporation”).
     The Current Certificate of Incorporation is hereby further amended and restated pursuant to an order of the United States Bankruptcy Court, Southern District of New York in In re Solutia Inc., et al., Case No. 03-17949 (PCB), and the Plan of Reorganization confirmed therein in connection with the reorganization of the Corporation under Title 11 of the United States Code and in accordance with Sections 103 and 303 of the Delaware General Corporation Law, as amended.
     This Second Amended and Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the Current Certificate of Incorporation and will be effective upon its filing with the Secretary of State of the State of Delaware. The text of the Current Certificate of Incorporation is hereby amended and restated in its entirety as follows:
ARTICLE I
NAME
     The name of the corporation is Solutia Inc. (hereinafter, the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
     The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
     The nature of the business or the purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
     Section 1. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 600,000,000 shares, consisting of (i) 500,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
     Section 2. Common Stock. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock that is registered in such holder’s name on the books of the Corporation. The holders of record of Common Stock shall vote together as a single class on all matters on which holders of the Common Stock are entitled to vote except as otherwise required by applicable law.
     Section 3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof (any certificate of designation or resolutions adopted by the Board of Directors of the Corporation designating the designations, powers, preferences and rights of shares of Preferred Stock, a “Preferred Stock Designation”). The authority of the Board of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following:
(i)	the designation of the series, which may be by distinguishing number, letter or title;

(ii)	the number of shares of the series, which number the Board of Directors of the Corporation may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(iii)	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)	dates at which dividends, if any, shall be payable;

(v)	the redemption rights and price or prices, if any, for shares of the series;

(vi)	the terms and amount of any sinking fund providing for the purchase or redemption of shares of the series;

(vii)	the amounts payable on, and the preferences (if any) of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation or entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)	restrictions on the issuance of shares of the same series or of any other class or series; and

(x)	subject to ARTICLE IV, Section 6, the voting rights and powers of the holders of shares of the series.
     Except as may be provided in this Second Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.
     Section 4. No Preemptive Rights. No holders of shares of the Corporation shall have any preemptive rights.
     Section 5. Record Holders. The Corporation shall be entitled to treat the person or entity in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person or entity, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
     Section 6. Nonvoting Stock. The Corporation shall not create, designate, authorize, or cause to be issued any class or series of nonvoting stock. For the purposes of this ARTICLE IV, Section 6, any class or series of stock that has only such voting rights as are mandated by the DGCL shall be deemed to be nonvoting for purposes of the restrictions of this ARTICLE IV, Section 6.
ARTICLE V
PERPETUAL EXISTENCE
     The Corporation shall have perpetual existence.
ARTICLE VI
BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors of the Corporation shall exercise all of the powers and duties conferred by law except as provided by this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation.

     Section 2. Number of Directors. The total number of directors constituting the entire Board of Directors of the Corporation shall be not less than three (3) nor more than twelve (12), the exact number of directors to be determined from time to time by the Board of Directors of the Corporation; provided, however, that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
     Section 3. Classes of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in the Preferred Stock Designation applicable thereto, shall be divided, with respect to the time for which they hold office, into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Directors serving as Class I directors shall be initially elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2009, directors serving as Class II directors shall be initially elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2010, and directors serving as Class III directors shall be initially elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2011. Members of each class shall hold office until their successors are elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third (3rd) year following the year of such election. In the case of any increase or decrease from time to time in the number of directors of the Corporation, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in the Preferred Stock Designation applicable thereto, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible; provided, however, that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
     Section 4. Removal. Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to remove directors as set forth in the Preferred Stock Designation applicable thereto, any director or the entire Board of Directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     Section 5. Vacancies. Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to elect directors as set forth in the Preferred Stock Designation applicable thereto, vacancies on the Board of Directors of the Corporation by reason of death, resignation, retirement, disqualification, removal from office, newly created directorships resulting from any increase in the authorized number of directors or otherwise shall be filled only by the Board of Directors of the Corporation, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

     Section 6. Election of Directors; No Cumulative Voting. No stockholder shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
ARTICLE VII
INDEMNIFICATION
     Section 1. Right to Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all cost, expense, liability and loss (including, without limitation, attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding), and such indemnification shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding is authorized by the Board of Directors of the Corporation.
     Section 2. Advancement of Expenses. To the fullest extent to which it is permitted to do so by the DGCL or other applicable law, the Corporation shall, in advance of the final disposition of the matter, pay the expenses and costs (including attorneys’ fees) reasonably incurred by any person who is entitled to indemnification pursuant to ARTICLE VII, Section 1 in defending or otherwise participating in any proceeding and any appeal therefrom for which such person may be entitled to such indemnification; provided, however, that such payment of expenses and costs in advance of the final disposition of the proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by the Corporation.
     Section 3. Contract Rights. The provisions of this ARTICLE VII shall be deemed to be a contract right between the Corporation and each person who is entitled to indemnification under this ARTICLE VII and the relevant provisions of the DGCL or other applicable law are in effect.
     Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE VII or applicable law.
     Section 5. Merger or Consolidation. For purposes of this ARTICLE VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merged in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     Section 6. Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses and costs conferred under this ARTICLE VII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses and costs may be entitled under any applicable law, provision of this Second Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law.
     Section 7. Extension; Adjustments. If the DGCL is amended after the date of the filing of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the DGCL, as so amended from time to time.
     Section 8. Amendments. No amendment, repeal or modification of, and no adoption of any provision inconsistent with, any provision of this ARTICLE VII shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this ARTICLE VII at the time of such amendment, repeal, modification or adoption.
     Section 9. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE VI to directors and officers of the Corporation.
ARTICLE VIII

LIMITED LIABILITY OF DIRECTORS
     To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
ARTICLE IX
MEETINGS OF STOCKHOLDERS
     Any action required or permitted to be taken by the stockholders of the Corporation, or any class or series thereof, must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Meetings of stockholders may be held within or without the State of Delaware. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called at any time only by the Board of Directors of the Corporation, the Chairman of the Board of Directors of the Corporation or 35% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation, or any class or series of thereof, shall be given in the manner provided in the bylaws of the Corporation.
ARTICLE X
BYLAWS
     In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation at any regular or special meeting of the Board of Directors of the Corporation or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any bylaws of the Corporation. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Second Amended and Restated Certificate of Incorporation or by any Preferred Stock Designation providing for any such Preferred Stock, the affirmative vote of the holders of 66 2/3% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, Section 2.3, Section 2.5, Section 2.8, Section 2.10, Section 2.14, Section 2.15, Section 2.16, Section 3.2, Section 3.3, Section 3.5, Section 3.11, ARTICLE VI or Section 8.1 of the bylaws of the Corporation.
ARTICLE XI
AMENDMENTS
     The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE XI. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Second Amended and Restated Certificate of Incorporation or by any Preferred Stock Designation providing for any such Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, ARTICLE IV, ARTICLE VI, ARTICLE VII, ARTICLE VIII, ARTICLE IX and ARTICLE X and this sentence of this Second Amended and Restated Certificate of Incorporation.
ARTICLE XII
SEVERABILITY
     If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
* * * *
     IN WITNESS WHEREOF, said Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Secretary this ___th day of ___, 2007.

SOLUTIA INC.

[Name]
[Title]

EXHIBIT C
AMENDED AND RESTATED BYLAWS
OF
SOLUTIA INC.
(hereinafter called the “Corporation”)
As effective as of                     , 2007
ARTICLE I
OFFICES AND RECORDS
     Section 1.1. Registered Office. The registered office of the Corporation shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”).
     Section 1.2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
     Section 1.3. Books and Records. (a) The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
          (b) Maintenance of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.
          (c) Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record. The Corporation shall so convert any records so kept upon the request of any person or entity entitled to inspect such records pursuant to the provisions of the Certificate of Incorporation, these bylaws or applicable law.
ARTICLE II
STOCKHOLDERS
     Section 2.1. Place of Meetings. Meetings of stockholders of the Corporation shall be held at any place, either within or without the State of Delaware, as designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication.
     Section 2.2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, and/or by the means of remote communication, and time as may be fixed by resolution of the Board of Directors from time to time. At the annual meeting of the stockholders of the Corporation, directors shall be elected and any other business may be transacted which is properly brought before the annual meeting in accordance with the procedures set forth in Section 2.14 of these bylaws.
     Section 2.3. Special Meetings. Special meetings of the stockholders of the Corporation may be called for any purpose and may be held at such time and place, if any, and/or by means of remote communication, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or 35% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors. The Board of Directors or the Chairman of the Board of Directors calling the special meeting of the stockholders of the Corporation shall determine the date, time, and place, if any, and/or means of remote communication, of such a special meeting. No business may be transacted at any special meeting of the stockholders of the Corporation other than the business specified in the notice of such meeting.
     Section 2.4. Chairman of the Meeting; Conduct of Meetings; Inspection of Elections. (a) Meetings of stockholders of the Corporation shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board of Directors or, in the absence thereof, such person as the Chairman of the Board of Directors shall appoint, or, in the absence thereof or in the event that the Chairman of the Board of Directors shall fail to make such appointment, any officer of the Corporation elected by the Board of Directors.
          (b) The secretary of any meeting of the stockholders of the Corporation shall be the Secretary or Assistant Secretary of the Corporation, or in the absence thereof, such person as the chairman of the meeting appoints. The secretary of the meeting shall keep the minutes thereof.
          (c) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders of the Corporation as it shall deem necessary, appropriate or convenient from time to time. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient (and not inconsistent with the Certificate of Incorporation or these bylaws) for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders of the Corporation will vote at a meeting (and shall announce such at the meeting).

          (d) The Board of Directors shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders of the Corporation and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders of the Corporation, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have such other duties as may be prescribed by law.
     Section 2.5. Notice. (a) Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, written notice stating the place, if any, date, and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to each stockholder of the Corporation entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law.
          (b) All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 2.6 of these bylaws, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
          (c) Whenever notice is required to be given under any provisions of the Delaware General Corporation Law, as amended (the “DGCL”), the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting.
          (d) Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
          (e) Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these bylaws to any stockholder with whom communication is unlawful, the giving of such notice to such stockholder shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such stockholder. Any action or meeting which shall be taken or held without notice to any such stockholder with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.
     Section 2.6. Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices of meetings or of other business given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Section 2.7. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders of the Corporation, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder of the Corporation for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; and/or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 2.8. Quorum. The holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders of the Corporation, except as otherwise provided by law or by the Certificate of Incorporation. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the stockholders of the Corporation, it is not broken by the subsequent withdrawal of any stockholders or their proxies.
     Section 2.9. Adjournment and Postponement of Meetings. (a) When a meeting of the stockholders of the Corporation is adjourned to another date, time and place, if any, and/or the means of remote communication, if any, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and/or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation entitled to vote at the meeting. At any properly adjourned meeting of the stockholders of the Corporation, the Corporation may transact any business which might have been transacted at the original meeting.
          (b) Any previously scheduled meeting of the stockholders of the Corporation may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such meeting of stockholders.
          (c) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     Section 2.10. Vote Required. When a quorum is present, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation, unless the question is one upon which, by express provisions of applicable law, the Certificate of Incorporation, these bylaws or the instrument of designation of any series of preferred stock of the Corporation, a different vote is required or provided for (including, without limitation, the vote required pursuant to Section 3.3 or Section 8.1 of these bylaws), in which case such express provision shall govern and control the decision of such question. Where a separate vote by class or series is required or provided for, when a quorum is present, the affirmative vote of a majority of the shares of capital stock of the Corporation of such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series of stockholders, unless the question is one upon which, by express provisions of applicable law, the Certificate of Incorporation, these bylaws or the designation of any series of preferred stock, a different vote is required or provided for (including, without limitation, the vote required pursuant to Section 3.3 or Section 8.1 of these bylaws), in which case such express provision shall govern and control the decision of such question.
     Section 2.11. Voting Rights. Except as otherwise provided by applicable law, each stockholder of the Corporation shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate of Incorporation or, in the case of preferred stock of the Corporation, in the instrument of designation thereof.
     Section 2.12. Proxies Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or entity to act for such stockholder by proxy in such manner as proscribed under the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. At each meeting of the stockholders of the Corporation, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary of the Corporation or a person designated by the Secretary of the Corporation, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of the DGCL.
     Section 2.13. Record Date. (a) In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive any other notice, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be (x) in the case of a record date for a meeting of the stockholders of the Corporation, more than sixty (60) nor less than ten (10) days before the date of such meeting, or (y) in the case of a record date for any other such action, more than sixty (60) days prior to such action, in either case unless otherwise required pursuant to the Certificate of Incorporation or applicable law.
          (b) If the Board does not fix a record date in accordance with these bylaws, unless otherwise required pursuant to the Certificate of Incorporation or applicable law: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or (ii) the record date for determining stockholders of the Corporation for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          (c) A determination of stockholders of record of the Corporation entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.14. Advance Notice of Stockholder Business. (a) Only such business shall be conducted before a meeting of the stockholders of the Corporation as shall have been properly brought before such meeting. To be properly brought before an annual meeting of the stockholders of the Corporation, business must be: (i) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by any stockholder (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.14.
          (b) For such business to be considered properly brought before the meeting by a stockholder of the Corporation, such stockholder must, in addition to any other applicable requirements, have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation no fewer than ninety (90) nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.14.
          (c) To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (w) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (x) the class or series and number of shares of capital stock of the Corporation which are owned (a) beneficially and (b) of record by such stockholder and by such beneficial owner, (y) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the proposal of such business by such stockholder and such beneficial owner, and any material interest of such stockholder or such beneficial owner in such business, and (z) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal; and (iii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice. As used herein, shares “beneficially owned” by a person (and phrases of similar import) shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange

Act of 1934, as amended, including, without limitation, shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation.
          (d) If the chairman of a meeting of the stockholders of the Corporation determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
          (e) In addition, notwithstanding anything in this Section 2.14 to the contrary, a stockholder of the Corporation intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Section 2.15 of these bylaws for such nomination to be properly brought before such meeting.
     Section 2.15. Advance Notice of Director Nominations. (a) Unless otherwise required by applicable law or the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the instrument of designation of any series of preferred stock of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors of the Corporation, who shall be nominated as provided therein.
          (b) Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders of the Corporation or at any special meeting of the stockholders of the Corporation called for the purpose of electing directors and must be: (i) specified in the notice of meeting (or any supplement or amendment thereto); (ii) made by or at the direction of the Board of Directors; or (iii) made by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 2.15.
          (c) In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive office of the Corporation: (i) in the case of an annual meeting of the stockholders of the Corporation, no fewer than ninety (90) nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders of the Corporation called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to the stockholders of the Corporation or public announcement of the date of the special meeting was made, whichever occurs first. Notwithstanding anything to the contrary in the immediately preceding sentence, in the event that the number of directors to be elected to the Board of Directors is increased, a stockholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only if otherwise timely notice of nomination for all other directorships was delivered by such stockholder in accordance with the requirements of the immediately preceding sentence, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice to the stockholders of the Corporation was given or public announcement was made by the Corporation naming all of the nominees for director or specifying the size of the increase in the number of directors to serve on the Board of Directors, even if such tenth (10th) day shall be later than the date for which a nomination would otherwise have been required to be delivered to be timely. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.15.
          (d) To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth (a) as to each person whom the stockholder of the Corporation proposes to nominate for election as a director: (i) the name, age, business address, and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that is required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class or series and number of shares of capital stock of the Corporation which are owned (x) beneficially and (y) of record by such stockholder and by such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the nomination of such nominee(s), and any material interest of such stockholder or such beneficial owner in such nomination(s); (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees; (v) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vi) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any nominee to furnish such other information (which may include meeting to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.
          (e) If the chairman of a meeting of the stockholders of the Corporation determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     Section 2.16. No Stockholder Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation, or any class or series of thereof, must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders.
ARTICLE III
DIRECTORS
     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as otherwise provided by the Certificate of Incorporation or these bylaws.
     Section 3.2. Number, Election and Term of Office. (a) The total number of directors constituting the entire Board of Directors of the Corporation shall be not less than three (3) nor more than twelve (12), the exact number of directors to be determined from time to time by the Board of Directors; provided, however, that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Directors of the Corporation need not be stockholders of the Corporation.
          (b) The directors, other than those who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, shall be divided, with respect to the time for which they hold office, into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Directors serving as Class I directors shall be initially elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2009, directors serving as Class II directors shall be initially elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2010, and directors serving as Class III directors shall be initially elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2011.
          (c) Members of each class of directors shall hold office until their successors are duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in the third (3rd) year following the year of such election.
          (d) In the case of any increase or decrease from time to time in the number of directors of the Corporation, other than those who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible; provided, however, that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
          (e) Except as provided in Section 3.5 of these bylaws, other than for those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, a plurality of the votes cast at any annual meeting of stockholders of the Corporation or any special meeting of the stockholders of the Corporation called for the purpose of electing directors shall elect directors of the Corporation. Except as otherwise set forth in the instrument of designation of any class or series of preferred stock of the Corporation, no stockholder of the Corporation shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation.
          (f) All elections of directors of the Corporation shall be by written ballot, unless otherwise provided in the Certificate of Incorporation or authorized by the Board of Directors from time to time. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided, however, that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.
     Section 3.3. Removal. Subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to remove directors as set forth in the instrument of designation thereof, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     Section 3.4. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
     Section 3.5. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to elect directors as set forth in the instrument of designation thereof, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, newly created directorships resulting from any increase in the authorized number of directors or otherwise shall be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders of the Corporation. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation, retirement, disqualification or removal from office.

     Section 3.6. Chairman of the Board of Directors; Lead Director. The Board of Directors shall elect one of its members as the Chairman of the Board of Directors, who shall hold such office until such director’s earlier death, resignation, retirement, disqualification or removal from office or the election of any successor by the Board of Directors from time to time. The Board of Directors may elect one of its members as the Lead Director of the Board of Directors (which person may, but need not be, the Chairman of the Board of Directors), who shall hold such office until such director’s earlier death, resignation, retirement, disqualification or removal from office or the election of any successor by the Board of Directors from time to time. The Chairman of the Board of Directors shall preside at all meetings of the stockholders of the Corporation and the Chairman of the Board of Directors or, in the discretion of the Board of Directors, the Lead Director of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present, and shall have such other powers and perform such other duties (including, without limitation, as applicable, as an officer of the Corporation) as may be prescribed by the Board of Directors or provided in these bylaws.
     Section 3.7. Meetings. Meetings of the Board of Directors may be held at such places, if any, and/or by means of remote communication, dates and times as shall be determined from time to time by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Lead Director of the Board of Directors, the Chief Executive Officer of the Corporation or the President of the Corporation and shall be called by the President or the Secretary if directed by the Board of Directors.
     Section 3.8. Conduct of Meetings. (a) Meetings of the Board of Directors shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board of Directors or, in the discretion of the Board of Directors, the Lead Director of the Board of Directors or, in the absence thereof, such director as a majority of the directors present at such meeting shall appoint.
          (b) The secretary of any meeting of the Board of Directors shall be the Secretary or Assistant Secretary of the Corporation, or in the absence thereof, such person as the chairman of the meeting appoints. The secretary of the meeting shall keep the minutes thereof.
          (c) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of the Board of Directors of the Corporation as it shall deem necessary, appropriate or convenient.
     Section 3.9. Notice. (a) Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, and/or means of remote communication, as shall from time to time be determined by the Board of Directors. Notice of the time, date and place, if any, and/or means of remote communication, if any, of the meeting and the purpose or purposes for which the meeting is called, shall be given to each director orally (either in person or by telephone), in writing (either by hand delivery, mail, courier or facsimile), or by electronic or other means of remote communication, in each case, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. If the notice is: (i) delivered personally by hand, by courier, or orally by telephone or otherwise, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail or courier service, it shall be deposited in the United States mail or with the courier at least three (3) business days before the time of the holding of the meeting.
          (b) Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
          (c) Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Participation by means of remote communication, including, without limitation, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute attendance in person at the meeting.
     Section 3.10. Quorum and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, except as otherwise provided by law or by the Certificate of Incorporation. If a quorum is not present, the Chairman of the Board of Directors, the Lead Director of the Board of Directors or a majority of the directors present at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the Board of Directors, it is not broken by the subsequent withdrawal of any directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 3.11. Vote Required. Subject to the rights, if any, of those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, the act by affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which there is a quorum shall be an act of the Board of Directors.
     Section 3.12. Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.
     Section 3.13. Committees. (a) The Board of Directors may by resolution designate one or more committees. Each such committee shall consist of one or more of the directors of the

Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
          (b) Any such committee, to the extent provided in these bylaws or in a resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, to the extent permitted under applicable law. Any duly authorized action and otherwise proper action of a committee of the Board of Directors shall be deemed an action of the Board of Directors for purposes of these bylaws unless the context of these bylaws shall expressly state otherwise.
          (c) Each committee of the Board of Directors shall keep minutes of its meetings and shall report its proceedings to the Board of Directors when requested or required by the Board of Directors.
          (d) Meetings and actions of committees of the Board of Directors shall be governed by, and held and taken in accordance with, the provisions of Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11 and Section 3.12 of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its directors and, if there shall be a chairman of the committee, the Chairman of the Board of Directors for the chairman of the committee; provided, however, that: (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board of Directors; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt other rules for the government of any committee not inconsistent with the provisions of these bylaws. Each committee of the Board of Directors may fix its own other rules of procedure not inconsistent with the provisions of these bylaws or the rules of such committee adopted by the Board of Directors and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as provided in these bylaws.
     Section 3.14. Compensation. The Board of Directors shall have authority to fix the compensation, including, without limitation, fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
     Section 3.15. Inspection by Directors. In addition to, and without limiting the powers of, the Board of Directors under the Certificate of Incorporation, these bylaws or applicable law, any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

     Section 3.16. Corporate Governance. Without otherwise limiting the powers of the Board of Directors set forth in this Article III and provided that shares of capital stock of the Corporation are listed for trading on either the Nasdaq Stock Market (“NASDAQ”) or the New York Stock Exchange (“NYSE”), the Corporation shall comply with the corporate governance rules and requirements of the NASDAQ or the NYSE, as applicable.
ARTICLE IV
OFFICERS
     Section 4.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, one or more Presidents (at the discretion of the Board of Directors), a Treasurer, a Secretary and a Controller. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed from time to time in accordance with the provisions of these bylaws. In addition, the Chairman of the Board of Directors shall exercise powers and perform such other duties as an officer of the Corporation as may be prescribed by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except as required by law. The officers of the Corporation need not be stockholders of the Corporation nor, other than the Chairman of the Board of Directors, directors of the Corporation.
     Section 4.2. Election of Officers. The Board of Directors shall elect the officers of the Corporation, except such officers as may be elected in accordance with the provisions of Section 4.3 of these bylaws, and subject to the rights, if any, of an officer under any employment contract. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation. Vacancies may be filled or new offices created and filled by the Board of Directors.
     Section 4.3. Appointment of Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer and/or one or more Presidents of the Corporation to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.
     Section 4.4. Removal and Resignation. (a) Notwithstanding the provisions of any employment agreement, any officer of the Corporation may be removed at any time (i) by the Board of Directors, with or without cause, and (ii) by any other officer of the Corporation upon whom the Board of Directors has expressly conferred the authority to remove another officer, in such case on the terms and subject to the conditions upon which such authority was conferred upon such officer. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal from office, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan or as otherwise required by law.

          (b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
     Section 4.5. Vacancies. Any vacancy occurring in any office because of death, resignation, retirement, disqualification, removal from office or otherwise may be filled as provided in Section 4.2 and/or Section 4.3 of these bylaws.
     Section 4.6. Chief Executive Officer. Subject to the powers of the Board of Directors, the Chief Executive Officer shall be responsible for the general management of the business, affairs and property of the Corporation and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or these bylaws.
     Section 4.7. Chief Financial Officer. Subject to the powers of the Board of Directors, the Chief Financial Officer shall have the responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or these bylaws.
     Section 4.8. President. The President(s) of the Corporation, subject to the powers of the Board of Directors and the Chief Executive Officer, shall act in general executive capacity, subject to the supervision and control of the Board of Directors. The President(s) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or these bylaws.
     Section 4.9. Vice President. The Vice President(s) shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President(s) or these bylaws.
     Section 4.10. Treasurer. The Treasurer shall: (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements of the Corporation in books belonging to the Corporation; (iii) cause all monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks as may be authorized by the Board of Directors; and (iv) cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or these bylaws.
     Section 4.11. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President(s) or these bylaws.
     Section 4.12. Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and functions, exercise the powers and be subject to all of the restrictions of the Treasurer. The Assistant Treasurer(s) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Financial Officer, the Treasurer or these bylaws.
     Section 4.13. Assistant Secretaries. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and functions, exercise the powers and be subject to all of the restrictions of the Secretary. The Assistant Secretary(ies) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the Secretary or these bylaws.
     Section 4.14. Controller. The Controller shall keep full and accurate account of receipts and disbursements in the books of the Corporation and render to the Board of Directors, the Chairman of the Board, the President or Chief Financial Officer, whenever requested, an account of all his transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Financial Officer or these bylaws.
     Section 4.15. Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.
ARTICLE V
STOCK
     Section 5.1. Stock Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may determine by resolution that shares of some or all of any or all classes or series of stock of the Corporation shall be uncertificated and shall not be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of capital stock of the Corporation shall be issued in such form as may be approved by the Board of Directors and shall be signed by (i) the Chairman of the Board of Directors, the President or a Vice President of the Corporation and (ii) the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. The name of the person or entity to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

     Section 5.2. Facsimile Signatures. Any and all of the signatures on a certificate representing shares of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 5.3. Special Designations of Shares. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, (a) to the extent the shares are represented by certificates, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise required by law (including, without limitation, Section 202 of the DGCL), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights; and (b) to the extent the shares are uncertificated, within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable provisions in the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 5.4. Transfers of Stock. (a) Shares of capital stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney or legal representative duly authorized in writing and, if the shares are represented by certificates, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. For shares of the Corporation’s capital stock represented by certificates, it shall be the duty of the Corporation to issue a new certificate to the person or entity entitled thereto, cancel the old certificate or certificates and record the transaction on its books. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
          (b) The Board of Directors shall have power and authority to make such other rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.
          (c) The Board of Directors shall have the authority to appoint one or more banks or trust companies organized under the laws of the United States or any state thereof to act as its transfer agent or agents or registrar or registrars, or both, in connection with the transfer or registration of any class or series of securities of the Corporation, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
          (d) The Corporation shall have the authority to enter into and perform any agreement with any number of stockholders of any one or more classes or series of capital stock of the Corporation to restrict the transfer of shares of capital stock of the Corporation of any one or more classes or series owned by such stockholders in any manner permitted by the DGCL.
     Section 5.5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing one or more shares of capital stock of the Corporation or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person or entity claiming the certificate of stock to be lost, stolen or destroyed or may otherwise require production of such evidence of such loss, theft or destruction as the Board of Directors may in its discretion require. Without limiting the generality of the foregoing, when authorizing such issue of a new certificate or certificates or such uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s duly authorized attorney or legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 5.6. Dividend Record Date. In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights of change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall be determined in the manner set forth in Section 2.13 of these bylaws.
     Section 5.7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of shares of capital stock of the Corporation to receive dividends and to vote as such owner, to hold liable for calls and assessments on partly paid shares of capital stock of the Corporation a person or entity registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or entity, whether or not it shall have express or other notice thereof, except as otherwise required by law.
     Section 5.8. Subscriptions for Stock. (a) Unless otherwise provided for in the subscription agreement, subscriptions for shares of the Corporation shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

          (b) Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
ARTICLE VI
INDEMNIFICATION
     Section 6.1. Right to Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all cost, expense, liability and loss (including, without limitation, attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding), and such indemnification shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation.
     Section 6.2. Advancement of Expenses. To the fullest extent permitted by the DGCL or other applicable law, the Corporation shall, in advance of the final disposition of the matter, pay the expenses and costs (including attorneys’ fees) reasonably incurred by any person who is entitled to indemnification pursuant to Section 6.1 of these bylaws in defending or otherwise participating in any proceeding and any appeal therefrom for which such person may be entitled to such indemnification; provided, however, that such payment of expenses and costs in advance of the final disposition of the proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by the Corporation.
     Section 6.3. Contract Rights. The provisions of this Article VI shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the DGCL or other applicable law are in effect.
     Section 6.4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or applicable law.
     Section 6.5. Merger or Consolidation. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merged in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     Section 6.6. Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses and costs conferred under this Article VI shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses and costs may be entitled under any applicable law, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law.
     Section 6.7. Extension; Adjustments. If the DGCL is amended after the date of the effectiveness of these bylaws to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the DGCL, as so amended from time to time.
     Section 6.8. Amendments. No amendment, repeal or modification of, and no adoption of any provision inconsistent with, any provision of this Article VI shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article VI at the time of such amendment, repeal, modification or adoption.
     Section 6.9. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

ARTICLE VII
GENERAL PROVISIONS
     Section 7.1. Reliance on Books and Records. Each director of the Corporation, each member of any committee of the Board of Directors and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 7.2. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, may be declared by the Board of Directors from time to time at any regular or special meeting of the Board of Directors and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 7.3. Corporate Funds; Checks, Drafts or Orders. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors from time to time.
     Section 7.4. Execution of Contracts and Other Instruments. The Board of Directors may authorize from time to time any officer or agent of the Corporation to enter into any contract or to execute and deliver any other instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
     Section 7.5. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any director or officer of the Corporation may be used whenever the signature of a director or officer of the Corporation shall be required, except as otherwise required by law or as directed by the Board of Directors from time to time.
     Section 7.6. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed from time to time, by the Board of Directors.

     Section 7.7. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 7.8. Voting Securities Owned By the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, Treasurer or Secretary, any Vice President, Assistant Treasurer or Assistant Secretary, or any other officer of the Corporation authorized to do so by the Board of Directors. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.
     Section 7.9. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.
     Section 7.10. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     Section 7.11. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
AMENDMENTS
     Section 8.1. Amendments. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to amend and repeal these bylaws and adopt new bylaws, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any of these bylaws. Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock of the Corporation required by law, by the Certificate of Incorporation or by any instrument designating any class or series of preferred stock of the Corporation, the affirmative vote of the holders of 66 2/3% of the total voting power of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, Section 2.3, Section 2.5, Section 2.8, Section 2.10, Section 2.14, Section 2.15, Section 2.16, Section 3.2,

Section 3.3, Section 3.5, Section 3.11, Article VI or this Section 8.1 of these bylaws.
* * * *

EXHIBIT G
Summary of
Senior Executive Annual Incentive Plan
Management Long-Term Incentive Plan
Non-Employee Director Stock Compensation Plan
Adoption of these plans allows Solutia to provide compensation opportunities to management and directors which reflect several key objectives of the company’s overall compensation philosophy, including:
•	Providing a level and mix of pay that is market competitive;

•	Ensuring that a significant portion of total compensation is performance-based;

•	Linking a large portion of incentive compensation to longer-term performance and to shareholder returns via stock-based awards; and

•	Maximizing the tax deductibility of compensation whenever possible.
All three plans have been drafted to adhere to SEC, stock exchange and IRS regulations.
Senior Executive Annual Incentive Plan
One of the key tenets of the company’s compensation philosophy is that a significant portion of the compensation of its senior executives should be variable pay which is tied directly to the company’s performance. The variable pay component of compensation for our senior executives is divided between annual incentive opportunities under our annual incentive plan and long term compensation opportunities under our long term incentive program. In order to ensure that incentive payments to “named executive officers” will be tax deductible, IRS regulations (IRS section 162[m]) require publicly held companies to obtain shareholder approval of incentive plans at least every five years. In the context of a company emerging from bankruptcy, the approval of the plan of reorganization and its confirmation by bankruptcy court satisfies this requirement.
The Senior Executive Annual Incentive Plan is intended to be effective for the next five years, at which time shareholders will need to re-approve the plan or approve a new plan. Terms of the plan are intentionally broad in order to provide the Board of Directors flexibility. The Board of Directors will annually establish specific performance metrics and levels, along with individual incentive opportunities. The Board will also annually certify the performance achieved and actual awards to be paid.
The plan provides a list of different performance metrics that can be used and also provides a maximum amount that any individual executive can earn in any one year. These provisions are necessary in order to meet IRS section 162(m) requirements. Target awards for the Named Executive Officers are specified as a percentage of base salary and are set forth in dollar amounts in the table below. Actual awards will vary based upon the Company’s performance and the individual performance of the Named Executive Officers.

Management Long-Term Incentive Plan and Awards at Emergence
A key element of management compensation missing while the company has been operating under Chapter 11 has been any form of long-term equity-based compensation. With emergence, this element of pay can now be restored to provide a total compensation package that is more reflective of the mix and level of compensation within the competitive market place.
Over the last 18 months Mercer, independent advisor to Solutia’s Board of Directors on executive and director compensation issues, has conducted several analyses and made recommendations with respect to stock-based compensation upon emergence. Their analyses included a detailed competitive market analysis of equity grant practices within both the chemical industry as well as for other similarly situated companies who have emerged from bankruptcy in the last few years. Mercer’s report and recommendations serve as the basis of Solutia’s equity awards upon emergence.
The Management Long-Term Incentive Plan is typically referred to as an “omnibus” plan, which simply means that various types of stock- and cash-based vehicles are available and could be utilized as needed, at the determination and discretion of the Board of Directors.
As with the Senior Executive Annual Incentive Plan, the Plan includes various provisions (such as a broad list of potential performance metrics and limitations on individual award levels) which are required to ensure awards earned under the plan are tax deductible.
The Board of Directors will be responsible for setting any necessary performance metrics and levels, determining individual award levels and certifying achievement of awards.
The Company is reserving a total of 7,200,000 shares under the Plan. This represents approximately 12% of the approximate 60 million total shares expected to be outstanding at emergence. This level of reserve is intended to be sufficient for awards over the next five to six years and is reflective of reserves within the competitive market place.
At emergence, the Board of Directors of Solutia has authorized the grant of restricted shares and stock options to approximately 200 — 225 executives and managers, as follows:
•	An aggregate of 1,200,000 restricted shares, equal to 2% of total shares outstanding, will be granted. These restricted shares will vest 1/3rd annually over the three year period following grant.

•	An aggregate of 3,000,000 stock options, equal to 5% of total shares outstanding, will be granted. These options will have an exercise price equal to the price of a share of the common stock of the Company as set forth in the Company’s Plan of Reorganization. As with restricted stock, the options will vest 1/3rd annually over the three year period following grant.

Compensation and specific stock awards for Solutia’s Named Executive Officers and stock awards for all other particpants are as follows:

				Long Term Incentive Plan
		Base Salary	2007 AIP	Restricted	Stock Options
Name	Title	($)	Target ($)	Stock (shares)	(shares)
J. N. Quinn	Chairman, President &CEO	825,000	1,361,250	200,000	500,000

J. M. Sullivan	Senior VP & CFO	413,000	340,725	60,000	150,000

L. De Temmerman	Senior VP & President, PPD	405,000	445,500[1]	40,000	100,000

J. R. Voss	Senior VP & President, Flexsys	400,000	440,000	40,000	100,000

J. P. Wright	Senior VP & President, Integrated Nylon	405,000	445,500	40,000	100,000

All other participants				820,000	2,050,000

[1]	To be converted to and paid in euros at the conversion rate in effect at the close of business on the day preceding payment.
The remaining 5% (of the 12% total reserve) is intended to be sufficient for awards for five to six years post emergence.  The nature and size of awards post-emergence will be determined by the Board of Directors.
Non-Employee Director Compensation and Stock Compensation Plan
Solutia’s Board of Directors has also worked with Mercer to develop a compensation program for the Board of Directors of reorganized Solutia. As with executives, stock-based compensation for non-employee Directors was not an available alternative during Chapter 11. Upon emergence, Solutia will re-introduce this element of pay. The mix and level of pay for Directors will thus be competitive with the chemical industry market, per an analysis conducted by Mercer.
Non-employee members of our Board of Directors will receive a $50,000 annual cash retainer, payable quarterly, and an annual stock retainer of shares with a value of $50,000 payable once a year. Upon joining the Board, each non-employee director will receive a one-time grant of restricted shares with a value of $100,000. All shares will vest 1/3rd annually over the three year period following grant. Within five years of joining the Board, all directors are required to own and hold Solutia stock with a value of $200,000, which is equal to four years of the annual cash retainer.

The non-employee lead director will receive an additional annual cash retainer of $30,000. Committee chairs will receive an additional annual cash retainer of $15,000, while other committee members will receive an additional annual cash retainer of $7,500. No additional fees for attendance at regularly scheduled meetings will be paid.
The Non-Employee Director Stock Compensation Plan is similar to the Management Long-Term Incentive Plan in that various forms of stock-based compensation (e.g., restricted stock, stock options) could be granted at the discretion of the Board of Directors.
We are reserving 250,000 shares under the plan, which should be sufficient for awards over the next 8 – 10 years.

Exhibit G-1
SOLUTIA INC.
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
Purpose
     This annual incentive plan (the “Plan”) is applicable to those employees of Solutia Inc. (the “Company”) and its subsidiaries who are executive officers of the Company (“Covered Employees”), including members of the Board of Directors who are such employees.
     The Plan is designed to reward, through additional cash compensation, Covered Employees for their significant contribution toward improved profitability and growth of the Company.
Eligibility
     All Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the fiscal year of the Company (or no later than such earlier or later date as may be the applicable deadline (the “Determination Date”) for the establishment of performance goals permitting the compensation payable to such Covered Employee for such year hereunder to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e).
Administration
     The Plan shall be administered by the Executive Compensation and Development Committee of the Board of Directors (the “Board”), or by another committee appointed by the Board (the Executive Compensation and Development Committee of the Board or such other committee, the “Committee”). The Committee shall be comprised exclusively of members of the Board who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation 1.162-27(e)(3). The Committee shall have the authority, subject to the provisions herein, (a) to select employees to participate in the Plan; (b) to establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, and waive rules and regulations for the Plan’s administration; and (e) to make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.
Establishment Of Performance Goals And Award Opportunities
     No later than the Determination Date for each year, the Committee shall establish, in writing, the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the

Committee for such year are attained in whole or in part and if the participant’s employment by the Company or a subsidiary continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each participant. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation 1.162-27(e)(2)(iii)(A).
     No later than the Determination Date for each year, the Committee shall establish in writing the performance goals for such year. Such Performance Goals may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.
Maximum Award
     The maximum amount of compensation that may be paid under the Plan to any participant for any year is $7,500,000.
Attainment Of Performance Goals Required
     Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards shall also be contingent upon the participant remaining employed by the Company or a subsidiary of the Company on the date specified by the Committee for such year, provided that if no such date is specified, the payment date of such award. In the event of termination of employment by reason of death during the Plan year or in the event a participant is on a short term leave of absence for such year, an award may be payable under this Plan to the participant or the participant’s estate reflecting the employee’s actual service for such year provided that the applicable performance goals were otherwise satisfied, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.
Committee Certification Contingencies: Payment Of Awards
     Subject to the provisions above relating to death and short term leave of absence, payment of any award under this Plan shall also be contingent upon the Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise or a Covered Employee elects otherwise in accordance with procedures adopted by the Company, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).
     To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after 5th anniversary of initial shareholder approval.
Amendment. Termination And Term Of Plan
     The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.
Interpretation And Construction
     Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.
Governing Law
     The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

Exhibit G-2
SOLUTIA INC. 2007
MANAGEMENT LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
          Purpose of the Plan. The Plan shall be known as the Solutia Inc. 2007 Stock Compensation Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees and Independent Contractors of Solutia Inc. (the “Company”) and its Subsidiaries and Affiliates. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards, and Cash Incentive Awards.
ARTICLE II
DEFINITIONS
     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.
     “Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Awards, or Cash Incentive Award.
     “Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.
     “Base Price” means the price at which a SAR may be exercised with respect to a Share.
     “Board” means the Company’s Board of Directors, as constituted from time to time.
     “Cash Incentive Award” means an Award granted pursuant to ARTICLE IX
     “Change in Control” shall be deemed to have occurred if:

1

(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person, excluding for this purpose acquisitions by a person pursuant to a merger of the Company or a Subsidiary that would not be a Change in Control under clause (b) below;
(b)	Consummation of (x) a merger or consolidation of the Company or a Subsidiary with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation (or the ultimate parent company of the surviving company) would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of 50% or more of the Company’s assets that it owns as of the effective date of this Plan, or (z) a liquidation or dissolution of the Company; provided, however, the effectiveness of a plan of reorganization pursuant to which a majority of the common stock of the reorganized Company is distributed (i) to Persons who are (a) holders of claims against the Company; (b) holders of equity interests in the Company; and/or (c) designated in the Company’s plan of reorganization proposal dated October 15, 2007 to receive common stock of the reorganized Company; or (ii) to or for the benefit of Company management, shall not constitute a “Change in Control”; or
(c)	Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     “Committee” means the committee of the Board described in ARTICLE III.
     “Employee” means an employee of the Company, a Related Company or a Subsidiary (each an “Employer”) designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company, a Related Company, a Subsidiary or an Affiliate; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

2

     “Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.
     “Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.
     “Grant Date” means the date that the Award is granted.
     “Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.
     “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.
     “Independent Contractor” means an independent contractor or consultant of the Company, a Related Company or a Subsidiary (each an “Employer”) designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer to become an independent contractor or consultant by the Company, a Related Company, a Subsidiary or an Affiliate; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.
     “Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.
     “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
     “Option” means an option to purchase Shares granted pursuant to ARTICLE V.
     “Other Stock Award” means an Award granted pursuant to ARTICLE VIII to receive Shares on the terms specified in any applicable Award Agreement.
     “Participant” means an Employee or Independent Contractor with respect to whom an Award has been granted and remains outstanding.

3

     “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
     “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
     “Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.
     “Plan” means this Solutia Inc. 2007 Management Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
     “Related Company” means any person or entity that would be considered a single employee with the Company under Section 414(b) or (c) of the Code if the language “at least 80 percent” as used in connection with the application of these provisions were placed by “at least 50%.”
     “Restricted Stock” means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.
     “Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.
     “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.
     “Share” means the Company’s common stock, par value $.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.
     “Stock Appreciation Right” or “SAR” means an Award granted pursuant to ARTICLE VII, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.
     “Stock Award” means an Award of Restricted Stock or an RSU pursuant to ARTICLE VI.
     “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.
     “Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

4

ARTICLE III
ADMINISTRATION
     3.1 The Committee. The Plan shall be administered by the Executive Compensation and Development Committee of the Board (the “Committee”). It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
     Reference to the Committee shall refer to the Board if the Committee ceases to exist and the Board does not appoint a successor Committee.
     3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Independent Contractors shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees and Independent Contractors, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.
     The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
     The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.
     3.3 Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers

5

under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the 1934 Act or not to qualify for, or cease to qualify for, exemption under Code § 162(m).
     3.4 Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
     3.5 Performance Goals. The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or, for Awards not intended to qualify as “performance based compensation” under Code Section 162(m), such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
     4.1 Number of Shares. Subject to adjustment as provided in Section 11.12, the number of Shares available for grants of Awards under the Plan shall be 7,200,000 Shares. Shares awarded under the Plan may be either: authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. The maximum number of shares with respect to which Incentive Stock Options may be granted

6

shall be 7,200,000. Notwithstanding anything in this Plan to the contrary and subject to Section 11.12, without the approval of stockholders of the Company, the Committee will not amend or replace any previously granted Option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303 A 08 of the Listed Company Manual of the New York Stock Exchange.
     4.2 Limit on Individual Awards. Subject to adjustment as provided in Section 11.12, the maximum number of Shares with respect to which (i) Options and SARs, (ii) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (iii) any combination of (i) and (ii), may be granted during any year to any person shall be 1,500,000 Shares. The maximum value of any Cash Incentive Award that may be granted by any Participant in any 12-month period shall not exceed $7,500,000.
     4.3 Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.
ARTICLE V
STOCK OPTIONS
     5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this Plan is adopted by the Board or (ii) the date this Plan is approved by the Company’s shareholders.
     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.
     5.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole

7

discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
     5.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.
     5.5 Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.
     5.6 Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.
     5.7 Restrictions on Share Transferability. Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
     5.8 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the option price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

8

ARTICLE VI
STOCK AWARDS
     6.1 Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.
     6.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.
     6.3 Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.
     6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.
          6.4.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
          6.4.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Solutia Inc. 2007 Management Long-Term Incentive Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Chief Financial Officer of Solutia Inc.”
     6.5 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

9

     6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
     6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
     6.8 Performance Goals and Performance Periods. The Committee may grant Stock Awards that become earned if the Participant achieves the applicable Performance Goals during and in respect of the designated Performance Period. The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for the Stock Awards setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period, as certified by the Committee in accordance with Section 162(m) of the Code. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.
ARTICLE VII
STOCK APPRECIATION RIGHTS
     7.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.
     7.2 Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.
     7.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10

     7.4 Expiration Dates. Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.
     7.5 Payment of SAR Amount. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.
     7.6 Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.
ARTICLE VIII
OTHER STOCK AWARDS
     Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.
ARTICLE IX
INCENTIVE AWARDS
     The Committee may develop incentive programs or grant other cash-based awards (“Cash Incentive Awards”) on such terms as it may determine, including, but not limited to, Awards designed to provide cash incentives based upon the achievement of Performance Goals over a Performance Period specified by the Board.
ARTICLE X
CHANGE IN CONTROL
     Unless otherwise provided in an Award Agreement, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risks of fofeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant and the Company by written notice prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to Awards shall immediately expire. In the event of a Change in Control, the Board can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all Participants’ unexercised Options may be cashed out as part of the purchase

11

transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.
ARTICLE XI
MISCELLANEOUS
     11.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.
     11.2 Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
     11.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
     11.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
     11.5 Beneficiary Designations. Subject to the restrictions in Section 11.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
     11.6 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant

12

Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.
     11.7 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
     11.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).
     11.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares, in each case having a Fair Market Value equal to the amount sufficient to satisfy the minimum statutory tax withholding obligations, provided such Shares have been held by the Participant for at least six months.
     11.10 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or

13

Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.
     11.11 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.
     11.12 Changes in Capital Structure. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.
     If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the fair market value of the underlying stock shall be $0.
     Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute

14

awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 11.12 need not be uniform as to all outstanding Awards, nor treat all Participants identically.
ARTICLE XII
AMENDMENT, TERMINATION AND DURATION
     12.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the New York Stock Exchange; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.
     12.2 Duration of the Plan. The Plan shall, subject to Section 12.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.
ARTICLE XIII
LEGAL CONSTRUCTION
     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     13.2 Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15

     13.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Participant hereby agrees to waive all rights to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to any Award Agreement.
     13.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
     13.6 Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

16

Exhibit G-3
SOLUTIA INC. 2007
NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
ARTICLE I
EFFECTIVE DATE AND PURPOSE
     Purpose of the Plan. The Plan shall be known as the Solutia Inc. 2007 Non-Employee Stock Compensation Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Members of the Board of Solutia Inc. (the “Company”). The Plan is intended to permit the grant of Awards that constitute Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards.
ARTICLE II
DEFINITIONS
     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.
     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.
     “Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.
     “Base Price” means the price at which a SAR may be exercised with respect to a Share.
     “Board” means the Company’s Board of Directors, as constituted from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     “Committee” means the committee of the Board described in Article 3.

1

     “Change in Control” shall be deemed to have occurred if:
(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person, excluding for this purpose acquisitions by a person pursuant to a merger of the Company or a Subsidiary that would not be a Change in Control under clause (b) below;

(b)	Consummation of (x) a merger or consolidation of the Company or a Subsidiary with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation (or the ultimate parent company of the surviving company) would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of 50% or more of the Company’s assets that it owns as of the effective date of this Plan, or (z) a liquidation or dissolution of the Company; provided, however, the effectiveness of a plan of reorganization pursuant to which a majority of the common stock of the reorganized Company is distributed (i) to Persons who are (a) holders of claims against the Company; (b) holders of equity interests in the Company; and/or (c) designated in the Company’s plan of reorganization proposal dated October 15, 2007 to receive common stock of the reorganized Company; or (ii) to or for the benefit of Company management, shall not constitute a “Change in Control”; or

(c)	Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
     “Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.
     “Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair

2

Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.
     “Grant Date” means the date that the Award is granted.
     “Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.
     “Member of the Board” means an individual who is a member of the Board.
     “Option” means an option to purchase Shares granted pursuant to ARTICLE V.
     “Other Stock Award” means an Award granted pursuant to ARTICLE VIII to receive Shares on the terms specified in any applicable Award Agreement.
     “Participant” means a Member of the Board with respect to whom an Award has been granted and remains outstanding.
     “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
     “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
     “Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.
     “Plan” means this Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.
     “Restricted Stock” means a Stock Award granted pursuant to ARTICLE VI under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.
     “Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to ARTICLE VI subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.
     “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.
     “Share” means the Company’s common stock, par value $.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.

3

     “Stock Appreciation Right” or “SAR” means an Award granted pursuant to ARTICLE VII, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.
     “Stock Award” means an Award of Restricted Stock or an RSU pursuant to ARTICLE VI.
     “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.
ARTICLE III
ADMINISTRATION
     3.1 The Committee. The Plan shall be administered by the Governance Committee of the Board (the “Committee”). It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
     Reference to the Committee shall refer to the Board if the Governance Committee ceases to exist and the Board does not appoint a successor Committee.
     3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.
     The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive

4

compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
     The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.
     3.3 Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the 1934 Act.
     3.4 Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
     3.5 Performance Goals. The Committee shall have the authority to grant Awards under this Plan that are contingent on the achievement of performance goals established by the Committee.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
     4.1 Number of Shares. Subject to adjustment as provided in Section 10.12, the number of Shares available for grants of Awards under the Plan shall be 250,000 Shares. Shares awarded under the Plan may be either: authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. Notwithstanding anything in this Plan to the contrary and subject to Section 10.12, without the approval of stockholders of the Company, the Committee will not amend or replace any previously granted Option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303 A 08 of the Listed Company Manual of the New York Stock Exchange.
     4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

5

ARTICLE V
STOCK OPTIONS
     5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.
     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.
     5.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
     5.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option.
     5.5 Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.
     5.6 Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.
     5.7 Restrictions on Share Transferability. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

6

     5.8 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the option price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.
ARTICLE VI
STOCK AWARDS
     6.1 Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.
     6.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.
     6.3 Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.
     6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.
          6.4.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
          6.4.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Chief Financial Officer of Solutia Inc.”

7

     6.5 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.
     6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
     6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
ARTICLE VII
STOCK APPRECIATION RIGHTS
     7.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.
     7.2 Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.
     7.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
     7.4 Expiration Dates. Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.
     7.5 Payment of SAR Amount. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price

8

specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.
     7.6 Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.
ARTICLE VIII
OTHER STOCK AWARDS
     8.1 Grant of Other Stock Awards. Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.
ARTICLE IX
CHANGE IN CONTROL
     Unless otherwise provided in an Award Agreement, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risks of fofeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant and the Company by written notice prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to Awards shall immediately expire. In the event of a Change in Control, the Board can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all Participants’ unexercised Options may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.
ARTICLE X
MISCELLANEOUS
     10.1 No Effect on Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s service at any time, for any reason and with or without cause.
     10.2 Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
     10.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or

9

she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
     10.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
     10.5 Beneficiary Designations. Subject to the restrictions in Section 9.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
     10.6 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.
     10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
     10.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any

10

federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).
     10.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares, in each case having a Fair Market Value equal to the amount sufficient to satisfy the minimum statutory tax withholding obligations, provided such Shares have been held by the Participant for at least six months.
     10.10 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.
     10.11 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.
     10.12 Changes in Capital Structure. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other

11

corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.
     If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the fair market value of the underlying stock shall be $0.
     Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 10.12 need not be uniform as to all outstanding Awards, nor treat all Participants identically.
ARTICLE XI
AMENDMENT, TERMINATION AND DURATION
     11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, the rules of the New York Stock Exchange; provided, however, the Board may amend the Plan and any Award Agreement, including, without limitation, retroactive amendments without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse

12

Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.
     11.2 Duration of the Plan. The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.
ARTICLE XII
LEGAL CONSTRUCTION
     12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     12.2 Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     12.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Participant hereby agrees to waive all rights to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to any Award Agreement.
     12.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

13

EXHIBIT I
DIRECTORS AND OFFICERS OF REORGANIZED SOLUTIA
Directors1
Eugene I. Davis
Robert K. de Veer, Jr.
James P. Heffernan
W. Thomas Jagodinski
William T. Monahan
J. Patrick Mulcahy
Robert A. Peiser
Jeffry N. Quinn
Officers

Jeffry N. Quinn	President, Chief Executive Officer & Chairman of the Board

James M. Sullivan	Senior Vice President, Chief Financial Officer and Treasurer

Luc de Temmerman	Senior Vice President & President, Performance Products

Jonathon P. Wright	Senior Vice President & President, Integrated Nylon

Kent J. Davies	Senior Vice President & President, CPFilms

James R. Voss	Senior Vice President & President, Flexsys

Robert T. DeBolt	Senior Vice President – Business Operations

Rosemary L. Klein	Senior Vice President, Secretary & General Counsel

Hal E. Wallach, Jr.	Senior Vice President – Human Resources

[1]	In accordance with the procedures set forth in section V.F.2. of the Amended Plan, a ninth member of Reorganized Solutia’s Board of Directors has been selected and his identity will be disclosed once certain required approvals have been obtained.

Summary Biographical Information for the
Members of Reorganized Solutia’s Board of Directors
     Eugene I. Davis, is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services. He is Chairman of the Board of Atlas Air Worldwide Holdings, Inc. and is also a member of the Board of Directors of American Commercial Lines Inc., Atari, Inc., Delta Air Lines, Inc., Foamex, Inc., Footstar, Inc., General Chemical Industrial Products, Knology, Inc., Oglebay Norton Company, PRG – Schultz International Inc., Silicon Graphics Inc. and Viskase Companies, Inc.
     Robert K deVeer, Jr. Mr. deVeer is President of deVeer Capital LLC, a private investment company which he founded in 1996. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group at New York-based Lehman Brothers. He is a Director of Palatin Technologies, Inc.
     James P. Heffernan retired as Chief Financial Officer and Director of Danielson Holding Corporation in 1996. He is a Director of United Natural Foods, Inc. Mr. Heffernan has also served as a Trustee for the New York Racing Association since November 1998. Mr. Heffernan served as a member of the Board of Directors of Columbia Gas System, Inc. from January 1993 until November 2000.
     W. Thomas Jagodinski was President and Chief Executive Officer and Director of Delta and Pine Land Company from September 2002 until June 1, 2007 when the Company was acquired by Monsanto Company. Mr. Jagodinski served as Senior Vice President and Chief Financial Officer of Delta and Pine Land from 2000 and from 1991, Mr. Jagodinski held various positions with the Delta and Pine Land Company.
     William T. Monahan is the retired Chairman and Chief Executive Officer of Imation Corporation (imaging and data storage), where he served in that capacity from its spin-off from 3M Co. from 1996 to May 2004. Mr. Monahan served as a Director from January 2005 and Chairman of the Board and Interim Chief Executive Officer from August 2006 until May 2007 of Novelis Inc. He is a Director of Hutchinson Technology, Inc., Mosaic Company and Pentair, Inc .
     J. Patrick Mulcahy is Chairman of Energizer Holdings, Inc. one of the world’s largest manufacturer of primary batteries, flashlights and men’s and women’s wet-shave products. Mr. Mulcahy previously served as Chief Executive Officer of Energizer Holdings, Inc, from 2000 through 2005. He is a continuing Director of Solutia Inc.
     Robert A. Peiser has served as President, Chief Executive Officer and a Director of Imperial Sugar Company, since he joined the Company in April 2002. Prior to joining Imperial Sugar Company, Mr. Peiser served as Chairman and Chief Executive Officer of Vitality Beverages Inc, a privately owned beverage Company from July 1999 to February 2002.
     Jeffry N. Quinn is Solutia’s President, Chief Executive Officer and Chairman of the Board. Prior to his election as the Company’s President and CEO, Mr. Quinn had served as

Solutia’s Senior Vice President, General Counsel and Chief Restructuring Officer. Prior to joining Solutia in January 2003, Mr. Quinn spent 14 years in senior executive positions in the mining and petroleum refining industries, including service from 2000 through 2002 as Executive Vice President, Chief Administrative Officer and General Counsel of Premcor Inc., one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products in the United States. Premcor Inc. was acquired by Valero Energy Corporation in 2005. Mr. Quinn also served from 1989 to 2000 as an executive officer of Arch Coal Inc., one of the largest coal producers in the United States. Mr. Quinn is a Director of Tecumseh Products Company.